                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                          GAMETECH INTERNATIONAL, INC.,

                         BINGO TECHNOLOGIES CORPORATION

                                       AND

                  THE STOCKHOLDERS AND INDEMNITORS NAMED HEREIN

                          DATED AS OF FEBRUARY 8, 1999

                                TABLE OF CONTENTS

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                                                                                                                   PAGE
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
RECITALS 1


ARTICLE I THE ACQUISITION.............................................................................................2

         1.1      The Acquisition.....................................................................................2
         1.2      Closing; Closing Date...............................................................................2
         1.3      Consideration.......................................................................................2
         1.4      Net Worth True-Up...................................................................................2
         1.5      Certain Definitions.................................................................................4
         1.6      Tax Consequences....................................................................................5

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE STOCKHOLDERS AND INDEMNITORS...........................5

         2.1      Organization of the Company.........................................................................5
         2.2      Subsidiaries........................................................................................6
         2.3      Company Capital Structure...........................................................................6
         2.4      Authority...........................................................................................6
         2.5      No Conflict.........................................................................................7
         2.6      Consents............................................................................................7
         2.7      Company Financial Statements........................................................................8
         2.8      No Undisclosed Liabilities..........................................................................8
         2.9      No Changes..........................................................................................8
         2.10     Tax Matters........................................................................................10
         2.11     Restrictions on Business Activities................................................................12
         2.12     Title to Properties; Absence of Liens and Encumbrances; Condition of Equipment.....................12
         2.13     Intellectual Property..............................................................................13
         2.14     Agreements, Contracts and Commitments..............................................................17
         2.15     Interested Party Transactions......................................................................19
         2.16     Governmental Authorization.........................................................................19
         2.17     Litigation.........................................................................................19
         2.18     Accounts Receivable; Inventory.....................................................................19
         2.19     Minute Books.......................................................................................20
         2.20     Environmental Matters..............................................................................20
         2.21     Brokers' and Finders' Fees; Third Party Expenses.....................................................21
         2.22     Employee Benefit Plans and Compensation............................................................21
         2.23     Insurance..........................................................................................24
         2.24     Compliance with Laws...............................................................................25
         2.25     Warranties; Indemnities............................................................................25
         2.26     Adequacy and Functionality of Company Products.....................................................25
         2.27     Complete Copies of Materials.......................................................................25
         2.28     Investment Representations.........................................................................25
         2.29     Representations Complete...........................................................................26


                                                    -i-

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                                     TABLE OF CONTENTS
                                        (CONTINUED)


ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT.................................................................27

         3.1      Organization, Standing and Power...................................................................27
         3.2      Authority..........................................................................................27
         3.3      No Conflict........................................................................................27
         3.4      Consents...........................................................................................28
         3.5      Capital Structure..................................................................................28
         3.6      SEC Filings........................................................................................28
         3.7      Litigation.........................................................................................29
         3.8      Compliance with Law and Charter Documents..........................................................29
         3.9      Year 2000 Compliant................................................................................29
         3.10     Full Disclosure....................................................................................29

ARTICLE IV CONDUCT PRIOR TO THE CLOSING..............................................................................30

         4.1      Conduct of Business of the Company.................................................................30
         4.2      Conduct of Business of Parent......................................................................32
         4.3      No Solicitation....................................................................................32

ARTICLE V ADDITIONAL AGREEMENTS......................................................................................33

         5.1      Parent Registration................................................................................33
         5.2      Registration on Form S-3...........................................................................34
         5.3      Expenses of Registration...........................................................................35
         5.4      Registration Procedures............................................................................35
         5.5      Indemnification....................................................................................36
         5.6      Siblings' Indemnification of Parent................................................................36
         5.7      Access to Information..............................................................................37
         5.8      Confidentiality....................................................................................37
         5.9      Expenses...........................................................................................37
         5.10     Public Disclosure..................................................................................38
         5.11     Consents...........................................................................................38
         5.12     FIRPTA Compliance..................................................................................38
         5.13     Reasonable Efforts.................................................................................38
         5.14     Notification of Certain Matters....................................................................38
         5.15     Additional Documents and Further Assurances........................................................39
         5.16     Certain Post-Closing Matters.......................................................................39
         5.17     Non-Competition Agreements.........................................................................39
         5.18     Employment Agreements..............................................................................39
         5.19     NASDAQ Listing.....................................................................................39


                                                      -ii-

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         5.20     Parent Right of First Refusal......................................................................39
         5.21     Limitation on Aggregate Sales......................................................................40
         5.22     Litigation between the Parties.....................................................................40
         5.23     Company Employees..................................................................................40

ARTICLE VI CONDITIONS TO THE ACQUISITION.............................................................................41

         6.1      Conditions to Obligations of Each Party to Effect the Acquisition..................................41
         6.2      Conditions to Obligations of Company and the Stockholders..........................................41
         6.3      Conditions to the Obligations of Parent............................................................42

ARTICLE VII SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION...................................43

         7.1      Survival of Representations, Warranties and Covenants..............................................43
         7.2      Indemnification....................................................................................44
         7.3      Method of Asserting Claims.........................................................................45
         7.4      Indemnification Liability Limitations..............................................................45
         7.5      Securityholder Agent of the Stockholders; Power of Attorney........................................46
         7.6      Third-Party Claims.................................................................................46

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER.......................................................................47

         8.1      Termination........................................................................................47
         8.2      Effect of Termination..............................................................................48
         8.3      Amendment..........................................................................................48
         8.4      Extension; Waiver..................................................................................48

ARTICLE IX GENERAL PROVISIONS........................................................................................48

         9.1      Notices............................................................................................48
         9.2      Interpretation.....................................................................................50
         9.3      Counterparts.......................................................................................50
         9.4      Entire Agreement; Assignment.......................................................................50
         9.5      Severability.......................................................................................51
         9.6      Other Remedies.....................................................................................51
         9.7      Governing Law......................................................................................51
         9.8      Rules of Construction..............................................................................51
         9.9      Attorneys Fees.....................................................................................51
         9.10     Third Party Beneficiaries..........................................................................51
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                                       -iii-

                            STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of February 8, 1999 among GameTech International, Inc., a Delaware corporation ("Parent"), Bingo Technologies Corporation, a Nevada corporation (the "Company"), John A. Larsen ("JL"), Siblings Partners, L.P., a Delaware limited partnership ("Siblings"); (JL and Siblings collectively, the "STOCKHOLDERS"), Gerald R. Novotny ("GN") and Keith A. Novotny ("KN").

                                    RECITALS

     A. The Board of Directors of Parent believes it is in the best interests of Parent and its stockholders that Parent acquire the Company through the purchase of all capital stock of the Company (the "Acquisition") and, in furtherance thereof, have approved the Acquisition.

     B. Pursuant to the Acquisition, among other things, all of the issued and outstanding securities of the Company shall be purchased in exchange for Parent Common Stock (as defined herein) and the promissory notes and cash consideration as described in Section 1.3.

     C. The Company and the Stockholders, on the one hand, and Parent, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Acquisition. GN, KN and JL (the "Indemnitors") desire to provide certain indemnities to Parent in connection with the Acquisition.

     D. Concurrent with the execution of this Agreement, as a material inducement to Parent to enter into this Agreement, (i) GN, KN and JL are entering into agreements not to compete with Parent (the "Noncompetition Agreements") in the form of Exhibit B hereto, (ii) the Stockholders, the Indemnitors, Parent and the Escrow Agent, as defined in Section 1.3(c) are entering into an Escrow Agreement (the "Escrow Agreement") in the form of Exhibit C hereto and (iii) GN, KN and JL and Parent are entering into employment agreements in the forms of Exhibits D-1, D-2, and D-3 hereto (the "Employment Agreements").

     E. GN and KN are beneficial owners of Siblings.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I

                                 THE ACQUISITION

     1.1 THE ACQUISITION. At the Closing (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, the Stockholders shall sell to Parent, and Parent shall purchase from Stockholders 10,000 shares of the Company's Common Stock, constituting all of the outstanding capital stock of the Company in consideration of the payments described below. As a result of the Acquisition, the Company shall become a wholly-owned subsidiary of Parent.

     1.2 CLOSING; CLOSING DATE. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Acquisition (the "Closing") will take place as promptly as practicable, but no later than five (5) business days following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to in writing by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date."

     1.3 CONSIDERATION.

          (a) SIBLINGS. In consideration of the purchase of 6,863 shares of Company Common Stock from Siblings, at the Closing Parent shall deliver to Siblings 1,866,938 shares of Parent Common Stock (the "Siblings Shares"), and $5,912,529 (the "Siblings Closing Cash"). In further consideration of such purchase, Parent shall deliver to Siblings a promissory note in the amount of $943,065 (the "Siblings Deferred Cash") substantially in the form attached hereto as Exhibit G-1.

          (b) JL. In consideration of the purchase of 3,137 shares of Company Common Stock from JL, at the Closing Parent shall deliver to JL $2,905,465 (the "JL Closing Cash"). In further consideration of such purchase, Parent shall deliver to JL a promissory note in the amount of $3,681,268 (the "JL Deferred Cash") substantially in the form attached hereto as Exhibit G-2. Parent shall have certain offset rights with respect to a portion of the JL Deferred Cash pursuant to Article VII hereof and the Escrow Agreement.

          (c) ESCROW FUND. At the Closing, on behalf of the Stockholders and the Indemnitors, pursuant to Article VII hereof, Parent shall deposit into an escrow fund (the "Escrow Fund") 373,387 of the Siblings Shares (the "Siblings Escrow Shares") issued in the name of an escrow agent (the "Escrow Agent"), $1,371,118 of the Siblings Closing Cash (the "Siblings Escrow Cash"), and $581,093 of the JL Closing Cash (the "JL Escrow Cash"; the Siblings Escrow Shares, the Siblings Escrow Cash and JL Escrow Cash, collectively, the "Escrow Fund").

    1.4 NET WORTH TRUE-UP.

          (a) Within forty-five (45) days following the Closing Date, the Company's independent auditors ("Company's Accountants") shall furnish Parent and the Stockholders with a report (the "Company Net Worth Report"), which shall set forth, in reasonable detail, the Tangible Net Worth (as defined below) of the Company as of the Closing Date. In making such determination, Company shall prepare a balance sheet for the Company as of the Closing Date audited by Company's Accountants and shall include such audited balance sheet, and their report thereon, as part of the Company Net Worth Report. The Company Net Worth Report shall indicate the procedures employed by Company's Accountants in preparing the Company Net Worth Report and shall contain such other financial information and methods of calculation as may be reasonably necessary for Parent to evaluate the accuracy thereof. Parent shall have a period of ten (10) days after receipt of the Company Net Worth Report to notify the Stockholders of their election to accept or reject (and in the case of a rejection, there shall be included in such notice the reasons for such rejection in reasonable detail) the Company Net Worth Report. In the event no notice is received by the Stockholders during such ten (10) day period, the Company Net Worth Report and any required adjustments resulting therefrom shall be deemed accepted by Parent. In the event Parent shall timely reject the Company Net Worth Report, Parent's independent auditors ("Parent's Accountants") and Company's accountants shall promptly (and in any event within thirty (30) days following the date upon which Parent shall reject the Company Net Worth Report) attempt to make a joint determination of the Tangible Net Worth of the Company as of the Closing Date and such determination and any required adjustments resulting therefrom shall be final and binding on the parties hereto. In the event the Company's Accountants and Parent's Accountants are unable to agree upon the required Tangible Net Worth determination as herein provided, within 90 days from the Closing Date, such determination shall be made by the Phoenix office of Ernst & Young at or prior to the expiration of 120 days from the Closing Date and such determination and any required adjustments resulting therefrom shall be final and binding on all the parties hereto. As used in this Section 1.4(a), "Tangible Net Worth" shall mean total assets less total liabilities of the Company, determined in accordance with GAAP.

          (b) Within forty-five (45) days following the Closing Date, Parent's independent auditors ("Parent's Accountants") shall furnish Parent and the Stockholders with a report (the "Parent Net Worth Report"), which shall set forth, in reasonable detail, the Tangible Net Worth (as defined below) of the Parent as of the Closing Date. In making such determination, Parent shall prepare a balance sheet as of the Closing Date audited by Parent's Accountants and shall include such audited balance sheet, and their report thereon, as part of the Parent Net Worth Report. The Parent Net Worth Report shall indicate the procedures employed by Parent's Accountants in preparing the Parent Net Worth Report and shall contain such other financial information and methods of calculation as may be reasonably necessary for the Stockholders to evaluate the accuracy thereof. The Stockholders shall have a period of ten (10) days after receipt of the Parent Net Worth Report to notify Parent of their election to accept or reject (and in the case of a rejection, there shall be included in such notice the reasons for such rejection in reasonable detail) the Parent Net Worth Report. In the event no notice is received by Parent during such ten (10) day period, the Parent Net Worth Report and any required adjustments resulting therefrom shall be deemed accepted by the Stockholders. In the event the Stockholders shall timely reject the Parent Net Worth Report, the Company's independent auditors ("Company's Accountants") and Parent's accountants shall promptly (and in any event within thirty (30) days following the date upon which the Stockholders shall reject the Parent Net Worth Report) attempt to make a joint determination of the Tangible Net

Worth of the Parent as of the Closing Date and such determination and any required adjustments resulting therefrom shall be final and binding on the parties hereto. In the event Parent's Accountants and the Stockholder's Accountants shall be unable to agree upon the required Tangible Net Worth determination as herein provided, within 90 days from the Closing Date, such determination shall be made by the Phoenix office of Ernst & Young at or prior to the expiration of 120 days from the Closing Date and such determination and any required adjustments resulting therefrom shall be final and binding on all the parties hereto. As used in this Section 1.4(b), "Tangible Net Worth" shall mean total assets less total liabilities of Parent determined in accordance with GAAP.

          (c) If the Company Net Worth Report shall reflect a Tangible Net Worth of the Company as of the Closing Date that is less than $2,085,914 then such deficit shall constitute Damages (as defined in Section 7.2 below) to Parent hereunder and shall be immediately payable to Parent from the Escrow Fund, provided, however that if the Parent Net Worth Report shall reflect a Tangible Net Worth of Parent as of the Closing Date that is less than $40,322,115 then the amount of such Damages shall be reduced by one dollar for each dollar that the Tangible Net Worth of Parent is less than $40,322,115, but such adjustment shall not reduce the amount of such Damages to less than zero. For example, if the deficit in the Tangible Net Worth of the Company is $200,000: (a) and if the there is no deficit in the Tangible Net Worth of Parent, the amount of such Damages would be $200,000; (b) and if the deficit in the Tangible Net Worth of Parent is $50,000, the amount of such Damages would be $150,000; (c) and if the deficit in the Tangible Net Worth of Parent is $200,000 or more, the amount of such Damages would be zero. Promptly following the foregoing determination, Parent and the Securityholder Agent, as defined in Section 7.3 below, shall prepare and deliver to the Escrow Agent joint written instructions setting forth the results of each such determination, including, specifically, the amount of Escrow Fund to be delivered to Parent.

     1.5 CERTAIN DEFINITIONS. For all purposes of this Agreement the following terms shall have the following definitions:

          "Company Capital Stock" shall mean shares of Company Common Stock and shares of any other capital stock of the Company.

          "Company Common Stock" shall mean shares of common stock of the Company.

          "Escrow Fund" shall have the meaning set forth in Section 1.3(c).

          "Siblings Escrow Shares" shall have the meaning set forth in
Section 1.3(c).

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "GAAP" shall mean U.S. generally accepted accounting principles.

          "Knowledge" with respect to a particular fact or circumstance, shall mean actual knowledge of such particular fact or circumstance, or knowledge of other facts or circumstances from which a reasonable person should have known of such particular fact or circumstance, by the officers or directors of the Company, Parent, or by the Stockholders, as the case may be.

          "Litigation" shall mean that certain litigation involving Bingo Card Minder Corporation and Parent, called Bingo Card Minder Corporation vs. Gametech International, Inc., C96-997FMS WDB.

          "Parent Common Stock" shall mean shares of the common stock, par value $.001, of Parent.

     1.6 TAX CONSEQUENCES. Each party acknowledges that such party has consulted with such party's tax advisor with respect to the tax consequences of this Agreement and the transactions contemplated hereby under the Internal Revenue Code of 1986, as amended (the "Code") and other applicable law, and that such party is relying solely on such advice.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY,
                        THE STOCKHOLDERS AND INDEMNITORS

     Each of the Company, the Stockholders and the Indemnitors hereby, jointly and severally, represents and warrants to Parent, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate Section and paragraph numbers of this Agreement) supplied by the Company and the Stockholders to Parent and dated the date hereof (the "Disclosure Schedule"), that on the date hereof and as of the Closing as though made at the Closing as follows:

     2.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Section 2.1 of the Disclosure Schedule sets forth a list of all jurisdictions in which the Company is currently conducting business and a list of all jurisdictions in which the Company is qualified to do business. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified could have a Company Material Adverse Effect. For all purposes of this Agreement, the term "Company Material Adverse Effect" means any change, event or effect that is materially adverse to the business, assets (including intangible assets), condition (financial or otherwise), capitalization or results of operations or prospects of the Company except for those changes, events and effects that (i) are directly caused by conditions affecting the United States economy as a whole or affecting the industry in which such entity competes as a whole, which conditions do not affect such entity in a disproportionate manner, or (ii) are related to or result from the announcement or pendency of the Acquisition. The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Parent.

Section 2.1 of the Disclosure Schedule lists the directors and officers of the Company. The operations now being conducted by the Company have not been conducted under any other name.

     2.2 SUBSIDIARIES. The Company does not have, and has never had, any subsidiaries or affiliated companies and does not otherwise own, and has not otherwise owned, any shares in the capital of or any interest in, or control, directly or indirectly, any corporation, partnership, association, joint venture or other business entity.

     2.3 COMPANY CAPITAL STRUCTURE

          (a) As of the date hereof, the authorized Company Capital Stock consists of 10,000,000 shares of authorized Company Common Stock of which 10,000 shares are issued and outstanding as of the date hereof. All outstanding Capital Stock of the Company is held by the Stockholders. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound and have been issued in compliance with federal and state securities laws. There are no declared or accrued unpaid dividends with respect to any shares of the Company's Capital Stock. The Company has no other capital stock authorized, issued or outstanding.

          (b) There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the Capital Stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company. As a result of the Acquisition, Parent will be the sole record and beneficial owner of all outstanding Company Capital Stock and all rights to acquire or receive any Company Capital Stock, whether or not such Company Capital Stock is outstanding.

     2.4 AUTHORITY.

          (a) The Company has all requisite power and authority to enter into this Agreement and any Related Agreements (as hereinafter defined) to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company, Indemnitors or the Stockholders to authorize the Agreement, any Related Agreements to which the Company is a party and the transactions contemplated hereby and thereby. This Agreement and the Acquisition have been unanimously approved by the Board of Directors of the Company and the stockholders of the Company. This Agreement and any Related Agreements to which the Company is a party have been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligation of the Company, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies. The "Related Agreements" shall mean all such ancillary agreements required in this Agreement to be executed and delivered in connection with the transactions contemplated hereby, including the Noncompetition Agreements, Employment Agreements and the Escrow Agreement.

          (b) Each of the Stockholders and the Indemnitors has all requisite power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which each Stockholder or Indemnitor is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of such Stockholder or Indemnitor, and no further action is required on the part of such Stockholder or Indemnitor to authorize the Agreement, any Related Agreements to which it is a party and the transactions contemplated hereby and thereby. This Agreement and any Related Agreements to which such Stockholder or Indemnitor is a party have been duly executed and delivered by the such Stockholder or Indemnitor, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligation of such Stockholder or Indemnitor, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

     2.5 NO CONFLICT. The execution, delivery and performance of this Agreement and each of the Related Agreements to which the Company, Indemnitors or the Stockholders are a party by either the Company or the Stockholders or the Indemnitors do not, and, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation and Bylaws of the Company, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Company or the Stockholders or the Indemnitors or any of their respective properties or assets (including intangible assets) are subject or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or the Stockholders or the Indemnitors or their respective properties or assets or (iv) any provision of the agreement of limited partnership of Siblings, as amended to date.

     2.6 CONSENTS. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local, tribal or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party, including a party to any agreement with the Company (so as not to trigger any Conflict), is required by or with respect to the Company or the Stockholders or the Indemnitors in connection with the execution and delivery of this Agreement and any Related

Agreements to which the Company or the Stockholders or the Indemnitors is a party or the consummation of the transactions contemplated hereby and thereby, except for such consents, waivers, approvals, orders or authorizations as may be required with respect to the gaming licenses now held by the Company in light of this Agreement and the transactions contemplated hereby. There is no fact or circumstance relating to the Company, Siblings, GN, KN, or JL which would prevent Parent and the Company from obtaining any such required consent, waiver, approval, order, or authorization following the Closing.

     2.7 COMPANY FINANCIAL STATEMENTS. Section 2.7 of the Disclosure Schedule sets forth the Company's audited consolidated balance sheet as of December 31, 1997 and the related audited consolidated statements of income and cash flow for the twelve-month period ended December 31, 1997 (the "Year-End Financials") and the Company's audited balance sheet as of September 30, 1998, and the related audited statements of income and cash flow for that period (the "Interim Financials"). The Year-End Financials and the Interim Financials are correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The Year-End Financials and the Interim Financials present fairly the consolidated financial condition and consolidated operating results of the Company and any consolidated subsidiaries as of the dates and during the periods indicated therein. The Company's audited Balance Sheet as of September 30, 1998 shall be hereinafter referred to as the "Current Balance Sheet." The Company has also provided internal unaudited financial statements for the months of October, November and December, 1998 (the "Unaudited Financials"). The Unaudited Financials have been prepared on a basis consistent with the audited financials and present fairly the consolidated financial condition and consolidated operating results of the Company as of the dates and for the periods indicated therein, subject to normal year end audit adjustments and accruals.

     2.8 NO UNDISCLOSED LIABILITIES. The Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which (i) has not been reflected in the Current Balance Sheet, or (ii) has not arisen in the ordinary course of business consistent with past practices since September 30, 1998.

     2.9 NO CHANGES. Since September 30, 1998, there has not been, occurred or arisen any:

          (a) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

          (b) capital expenditure or related commitment by the Company, exceeding $20,000 individually or $50,000 in the aggregate;

          (c) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

          (d) claim of wrongful discharge or other unlawful labor practice or action;

          (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

          (f) revaluation by the Company of any of its assets;

          (g) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company or any direct or indirect redemption, purchase or other acquisition by the Company of its capital stock;

          (h) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company of a bonus or other additional salary or compensation to any such person except annualized increases not exceeding 7% for any individual and 4% in the aggregate per annum;

          (i) any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which they or any of its assets (including intangible assets) are bound or any termination, extension, amendment or modification the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets are bound except in the ordinary course of business consistent with reasonable commercial practice;

          (j) sale, lease, license or other disposition of any of the assets or properties of the Company or any creation of any security interest in such assets or properties other than the sale of inventory in the ordinary course of business, consistent with past practices;

          (k) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for reasonable advances to employees for travel and business expenses in the ordinary course of business, consistent with past practice;

          (l) waiver or release of any right or claim of the Company including any write-off or other compromise of any account receivable of the Company;

          (m) the commencement or notice or threat of any lawsuit or, to the Company's or the Stockholders' Knowledge, proceeding or investigation against the Company or its affairs;

          (n) Knowledge of any claim or potential claim of ownership by any person other than the Company of the Company Intellectual Property (as defined in Section 2.13 below) or of infringement by the Company of any other person's Intellectual Property excluding the Litigation;

          (o) issuance or sale, or contract to issue or sell, by the Company of any shares of its capital stock or securities exchangeable, convertible or exercisable therefor, or any securities, warrants, options or rights to purchase any of the foregoing;

          (p) (i) sale or license of any Company Intellectual Property or entering into of any agreement with respect to the Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity or (ii) purchase or license of any Intellectual Property or entering into of any agreement with respect to the Intellectual Property of any person or entity or (iii) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company, except in the case of this clause (iii) in the ordinary course of business consistent with reasonable commercial practice;

          (q) any event or condition of any character that has had or is reasonably likely to have a Company Material Adverse Effect;

          (r) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with reasonable commercial practices; or

          (s) agreement by the Company or any officer or employee thereof to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

     2.10 TAX MATTERS.

          (a) DEFINITION OF TAXES. For the purposes of this Agreement, "Tax" or, collectively, "Taxes", means (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b) TAX RETURNS AND AUDITS.

               (i) As of the Closing, the Company will have prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

               (ii) As of the Closing, the Company (A) will have paid all Taxes it is required to pay and will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld, and (B) will have accrued all Taxes attributable to the period between September 30, 1998 and the Closing and will not have incurred any liability for Taxes for such period other than in the ordinary course of business, consistent with past practice.

               (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, assessed or proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Return of the Company has occurred in the past five taxable years of the Company or is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

               (v) The Company has no liabilities for unpaid federal, state, local, tribal and foreign Taxes which have not been accrued or reserved against on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise.

               (vi) The Company has made available to Parent copies of all foreign, federal and state income and all state sales and use Returns for the Company filed for the last five taxable years of the Company.

               (vii) There are (and immediately following the Closing there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort
(collectively, "Liens") on the assets of the Company relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

               (viii) Neither the Company nor the Stockholders has Knowledge of any reasonable basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

               (ix) None of the Company's assets are treated as "tax-exempt use property", within the meaning of Section 168(h) of the Code.

               (x) As of the Closing, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount in consideration of the performance of services for the Company by such employee or former employee that would not be deductible for income tax purposes as an expense under applicable law.

               (xi) The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

               (xii) The Company is not a party to any tax sharing, indemnification or allocation agreement nor does the Company owe any amount under any such agreement, other than this Agreement.

               (xiii) The Company is not and has not been at any time, a "United States Real Property Holding Corporation" within the meaning of
Section 897(c)(2) of the Code.

               (xiv) No adjustment relating to any Return filed by the Company has been proposed formally or, to the Knowledge of the Company or the Stockholders, informally by any tax authority to the Company or any representative thereof.

          (c) EXECUTIVE COMPENSATION TAX. There is no contract, agreement, plan or arrangement to which the Company is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Company, individually or collectively, that could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

     2.11 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or may have the effect of prohibiting, impairing or restricting any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which it is restricted from selling, licensing or otherwise distributing any of its technology or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

     2.12 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT.

          (a) The Company owns no real property, nor has it ever owned any real property. Section 2.12(a) of the Disclosure Schedule sets forth a list of all real property currently leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) and, to the Knowledge of the Company, Indemnitors and the Stockholders, there is not, under any of such leases, an existing default or event of default by a party thereto other than the Company (or event which with notice or lapse of time, or both, would constitute a default).

          (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their respective tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Current Balance Sheet and except for Liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

          (c) Section 2.12(c) of the Disclosure Schedule lists all material items of equipment (the "Equipment") owned or leased by the Company and such Equipment is, (i) adequate for the conduct of the business of the Company as currently conducted and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

          (d) The Company has sole and exclusive ownership, free and clear of any Liens, of all customer files and other customer information relating to customers of the Company's current and former customers (the "Customer Information"). No person other than the Company possesses any claims or rights with respect to use of the Customer Information.

     2.13 INTELLECTUAL PROPERTY.

          (a) For the purposes of this Agreement, the following terms have the following definitions:

               "Intellectual Property" shall mean any or all of the following, in any form and embodied in any media, (i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, data and mask works, (ii) inventions (whether or not patentable), improvements, and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations and collections and technical data, (v) logos, trade names, trade dress, trademarks and service marks, (vi) domain names, web addresses and sites, and
(vii) tools, methods and processes.

               "Intellectual Property Rights" shall mean worldwide common law and statutory rights associated with (i) patents and patent applications,
(ii) copyrights, copyrights registrations and copyrights applications and "moral" rights, (iii) the protection of trade and industrial secrets and confidential information, (iv) other proprietary rights relating to intangible intellectual property, (v) trademarks, trade names and service marks, (vi) analogous rights to those set forth above, and (vii) divisions, continuations, renewals, reissuances and extensions of the foregoing (as applicable) now existing or hereafter filed, issued or acquired.

               "Company Intellectual Property" shall mean any Intellectual Property and Intellectual Property Rights that are owned by or exclusively licensed to the Company.

               "Registered Intellectual Property Rights" shall mean Intellectual Property Rights that have been registered, filed, certified or otherwise perfected by recordation with any state, government or other public legal authority.

          (b) Section 2.13(b) of the Disclosure Schedule lists all Registered Intellectual Property owned by, or filed in the name of, the Company (the "Company Registered Intellectual Property") and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property. Section 2.13
(b) of the Disclosure Schedule also lists and identifies all computer software that is owned by the Company (collectively, "Owned Software") and all computer software (other than Owned Software) that is used by the Company for any purpose whatsoever in its business as presently conducted (collectively, the "Licensed Software"). The Owned Software and the Licensed Software are collectively referred to as the "Software").

          (c) Each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in Section 2.13(b) of the Disclosure Schedule and all Intellectual Property licensed to the Company, is free and clear of any Liens or other encumbrances. The Company is the exclusive owner of all Company Intellectual Property.

          (d) To the extent that any Intellectual Property has been developed or created independently or jointly by any person other than the Company for which the Company has, directly or indirectly, paid, the Company has a written agreement with such person with respect thereto, and the Company thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property and associated Intellectual Property Rights by operation of law or by valid assignment.

          (e) The Company has not transferred ownership of or granted any license of or right to use or authorized the retention of any rights to use any Intellectual Property or Intellectual Property Rights that is or was Company Intellectual Property, to any other person, except as provided in
Section 2.13(g) below.

          (f) The Company Intellectual Property constitutes all the Intellectual Property and Intellectual Property Rights used in and/or necessary to the conduct of the business of the Company as it currently is conducted, planned or is reasonably contemplated to be conducted, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and services (including products, technology or services currently under development). The Company has valid licenses to all software owned by third parties that is used in and/or necessary to the operation of the Company's products as they are currently used, and the Company is not in default with respect to any such license.

          (g) Other than "shrink-wrap" and similar widely available third-party commercial end-user licenses, the contracts, licenses and agreements listed in Section 2.13(g) of the Disclosure Schedule include all contracts, licenses and agreements to which the Company is a party with respect to any Intellectual Property and Intellectual Property Rights. No person who has licensed Intellectual Property or Intellectual Property Rights to the Company has ownership rights or license rights to improvements made by the Company in such Intellectual Property which has been licensed to the Company.

          (h) Section 2.13(h) of the Disclosure Schedule lists all contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property Rights of any person other than the Company.

          (i) The operation of the business of the Company as it currently is conducted or is reasonably contemplated to be conducted, including but not limited to the design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company does not infringe or misappropriate the Intellectual Property Rights of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property Rights of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor to the Knowledge of the Company, the Indemnitors or the Stockholders is there any reasonable basis therefor).

          (j) Each item of Company Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. There are no actions that must be taken by the Company within sixty (60) days of the scheduled Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Registered Intellectual Property. In each case in which the Company has acquired any Intellectual Property rights from any person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property and the associated Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to the Company and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

          (k) There are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute known to the Company, Indemnitors or the Stockholders regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

          (l) To the Knowledge of the Company, Indemnitors and the Stockholders, no person is infringing or misappropriating any Company Intellectual Property.

          (m) The Company has taken all commercially reasonable steps in order to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company. All current and former employees, consultants and contractors of the Company who have or have had access to confidential, proprietary or trade secret information of the Company ("Recipients") have entered proprietary information, confidentiality and assignment of inventions agreements with the Company. Section 2.13 of the Disclosure Schedule contains a list of all Recipients indicating those who have signed the agreements and those who have not entered such agreements and the form of each such agreement.

          (n) No Company Intellectual Property, Intellectual Property Rights or service of the Company is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

          (o) No (i) product, technology, service or publication of the Company; (ii) material published or distributed by the Company or (iii) conduct or statement of Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation.

          (p) All of the Company's products (including products currently under development) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant"). All of the Company's products (i) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000 and (ii) will be interoperable with other products used and distributed by the Company that may deliver records to the Company's products or receive records from the Company's products, or interact with the Company's products, including but not limited to back-up and archived data. All of the Company's internal computer and technology products and systems are Year 2000 Compliant.

     2.14 AGREEMENTS, CONTRACTS AND COMMITMENTS.

          (a) Except as set forth in Sections 2.13(g), 2.13(h) or 2.14(a) of the Disclosure Schedule, the Company is not a party to nor is it bound by:

               (i) Any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization,

               (ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan,

               (iii)  any fidelity or surety bond or completion bond,

               (iv) any lease of personal property with annual payments individually in excess of $10,000 or $25,000 in the aggregate,

               (v) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

               (vi) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $20,000 individually or $50,000 in the aggregate,

               (vii) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

               (viii) any mortgages, indentures, loans or credit agreements, security agreements, guarantees or other agreements or instruments relating to the borrowing of money or extension of credit,

               (ix) any purchase order or contract for the purchase of materials involving in excess of $10,000 individually or $25,000 in the aggregate, with the exception of standard inventory, part or product purchases necessary to meet production schedules based on signed customer orders or to meet short term production forecasts per commercially reasonable procedures in which case any such purchase order or contract in excess of $30,000 individually or $100,000 in the aggregate.

               (x)    any construction contracts,

               (xi) any dealer, distribution, joint marketing, development or other customer agreement with annualized value in excess of $20,000,

               (xii) any sales representative, original equipment manufacturer, value added, remarketer, reseller or independent software vendor or other agreement for use or distribution of the Company's products, technology or services,

               (xiii) any partnership or joint venture agreement,

               (xiv) any agreement between the Company and any Stockholder or Indemnitor (or affiliates); or

               (xv) any other agreement, contract or commitment that involves $10,000 individually or $25,000 in the aggregate or more or is not cancelable without penalty within thirty (30) days.

          (b) The Company is in compliance with and has not breached, violated or defaulted under, or received written notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, covenant, instrument, lease, license or commitment described in the Company Disclosure Schedule (collectively a "Contract"), nor do the Company, Indemnitors or the Stockholders have Knowledge of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and to the Company's Knowledge, no party obligated to the Company pursuant thereto is under default thereunder. The Company has obtained, or will obtain prior to the Closing Date, all necessary consents, waivers and approvals ( which consents, waivers, and approvals are set forth on Section 2.14(b) of the Disclosure Schedule) of parties to any Contract as are required thereunder in connection with the Acquisition or for such Contracts to remain in effect without modification after the Closing. Following the Closing, the Company will be permitted to exercise all of its rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

     2.15 INTERESTED PARTY TRANSACTIONS. No officer or director of the Company or Stockholder (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or within the last three (3) years has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company any goods or services or (iii) a beneficial interest in any Contract
(iv) any amounts owed by or owed to the Company; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.15.

     2.16 GOVERNMENTAL AUTHORIZATION. Section 2.16 of the Disclosure Schedule accurately lists each consent, license, permit, grant or other authorization issued to the Company by a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of their properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "Company Authorizations"). The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

     2.17 LITIGATION. There is no action, suit, claim or proceeding of any nature pending, or, to the Company's, Indemnitors' or the Stockholders' Knowledge, threatened, (a) against the Company, its activities, properties (tangible or intangible) or any of its officers, directors or employees of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company, or (b) that seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement, nor, to the Knowledge of the Company, Indemnitors or the Stockholders, is there any reasonable basis therefor. To the Company's, Indemnitors' or the Stockholders' Knowledge, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors (nor, to the best Knowledge of the Company or the Stockholders, is there any reasonable basis therefor) by or before any Governmental Entity. No Governmental Entity has within the last five (5) years challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. Except as set forth on Section 2.17 of the Disclosure Schedule, the Company has not initiated any action, suit, claim or proceeding of any nature.

     2.18 ACCOUNTS RECEIVABLE; INVENTORY.

          (a) The Company has made available to Parent a list of all accounts receivable of the Company as of September 30, 1998 along with a range of days elapsed since invoice.

          (b) All of the accounts receivable of the Company arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied and are collectible except to the extent of reserves therefor set forth in the Current Balance Sheet. No person has any Lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

          (c) All of the inventories of the Company were purchased, acquired or produced in the ordinary and regular course of business and in a manner consistent with the Company's regular inventory practices and are set forth on the Company's books and records in accordance with the practices and principles of the Company consistent with the method of treating said items in prior periods. None of the inventory of the Company reflected on the Current Balance Sheet or on the Company's books and records (in either case net of the reserve therefor) is obsolete, defective or in excess of the needs of the business of the Company reasonably anticipated for the normal operation of the business consistent with past practices and outstanding customer contracts. The presentation of inventory on the Current Balance Sheet conforms to GAAP and such inventory is stated at the lower of cost (determined using the first-in, first-out method) or net realizable value. No person has any Lien on any Inventory.

     2.19 MINUTE BOOKS. The minutes of the Company made available to counsel for Parent are the only minutes of the Company and contain a reasonably accurate summary of all meetings of the Board of Directors (or committees thereof) of the Company and its shareholders or actions by written consent since the time of incorporation of the Company.

     2.20 ENVIRONMENTAL MATTERS.

          (a) HAZARDOUS MATERIAL. The Company has not: (i) operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present as a result of the deliberate actions of the Company or, to the Company's, Indemnitors' or the Stockholders' Knowledge, as a result of any actions of any other person or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

          (b) HAZARDOUS MATERIALS ACTIVITIES. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing, nor has it disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c) PERMITS. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

          (d) ENVIRONMENTAL LIABILITIES. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's, Indemnitors' or the Stockholders' Knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. To the Knowledge of the Company, Indemnitors and the Stockholders, there is no fact or circumstance which is reasonably likely to involve the Company in any environmental litigation or impose upon the Company any environmental liability.

     2.21 BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES. Except as set forth in Section 2.21 of the Disclosure Schedule, neither the Company nor any Stockholder has incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby. Section 2.21 of the Disclosure Schedule sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees.

     2.22 EMPLOYEE BENEFIT PLANS AND COMPENSATION.

          (a) The following terms shall have the meanings set forth below:

              (i) "Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b),
(c), (m) or (o) of the  Code and the regulations issued thereunder;

              (ii) "Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation;

              (iii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

              (iv)       "DOL" shall mean the Department of Labor;

              (v) "Employee" shall mean any current or former employee, consultant or director of the Company or any Affiliate;

              (vi) "Employee Agreement" shall mean each management, employment, severance, consulting, relocation, or similar agreement, contract or understanding between the Company or any Affiliate and any Employee;

              (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

              (viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

              (ix)       "IRS" shall mean the Internal Revenue Service;

              (x)        "PBGC" shall mean the Pension Benefit Guaranty
Corporation; and

              (xi) "Pension Plan" shall mean each Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

          (b) SCHEDULE. Schedule 2.22(b) contains an accurate and complete list of each Employee Plan and each Employee Agreement under each Employee Plan or Employee Agreement. The Company has no plan or commitment to establish any new Employee Plan or Employee Agreement, to modify any Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Employee Plan or Employee Agreement.

          (c) DOCUMENTS. The Company has provided to Parent: (i) correct and complete copies of all documents embodying each Employee Plan and each Employee Agreement including (without limitation) all amendments thereto and all related trust documents; (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Employee Plan; (iii) if the Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets; (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Employee Plan; (v) all material written agreements and contracts relating to each Employee Plan, including, but not limited to, administrative service agreements and group insurance contracts; (vi) all communications material to any Employee or Employees relating to any Employee Plan and any proposed Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company;
(vii) all correspondence to or from any governmental agency relating to any Employee Plan; (viii) all COBRA forms and related notices; (ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Employee Plan; (x) all discrimination tests for each Employee Plan for the most recent plan year; and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Employee Plan.

          (d) EMPLOYEE PLAN COMPLIANCE. (i) The Company has performed all obligations required to be performed by it under, is not in default or violation of, and the Company, Indemnitors and Stockholders have no Knowledge of any default or violation by any other party to each Employee Plan, and each Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Employee Plan; (iii) there are no actions, suits or claims pending, or, to the Knowledge of the Company, Indemnitors or the Stockholders, threatened nor, to the Knowledge of the Company, Indemnitors or the Stockholders, is there any basis therefor (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan; (iv) each Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Parent, the Company or any Affiliate (other than ordinary administration expenses); (v) there are no audits, inquiries or proceedings pending or, to the Knowledge of the Company, Indemnitors or the Stockholders or any Affiliates, threatened by the IRS or DOL with respect to any Employee Plan; and (vi) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

          (e) NO PENSION PLANS. Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan subject to Title IV of ERISA.

          (f) NO POST-EMPLOYMENT OBLIGATIONS. No Employee Plan provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

          (g) COBRA. Neither the Company nor any Affiliate has, prior to the Closing, violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Employees.

          (h) EFFECT OF TRANSACTION. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

          (i) EMPLOYMENT MATTERS. The Company: (i) is in compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or, to the Knowledge of the Company. Indemnitors or the Stockholders, threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy, nor to the Knowledge of the Company, Indemnitors or the Stockholders, is there any reasonable basis therefor.

          (j) LABOR. No work stoppage or labor strike against the Company is pending, or to the Knowledge of the Company, Indemnitors or the Stockholders threatened nor, to the Knowledge of the Company, Indemnitors or the Stockholders, is there any reasonable basis therefor. The Company does not Know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the Knowledge of the Company, Indemnitors or the Stockholders, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints. Within the last five (5) years, the Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

          (k) NO INTERFERENCE OR CONFLICT. To the Knowledge of the Company, Indemnitors and the Stockholders, no shareholder, officer, employee or consultant of the Company is obligated under any contract or agreement or is subject to any judgment, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or presently proposed to be conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted or currently proposed to be conducted, will, to the Company's, Indemnitors' and the Stockholders' Knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

     2.23 INSURANCE. Section 2.23 of the Disclosure Schedule lists all insurance policies and fidelity bonds (collectively, "Insurance") covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. The Company has maintained

Insurance levels for the two years prior to, and in effect at, the Closing Date which represent generally reasonable, adequate coverage as appropriate. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company is otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Neither the Company, Indemnitors nor the Stockholders has Knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

     2.24 COMPLIANCE WITH LAWS. The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any material foreign, federal, state, tribal or local statute, law or regulation.

     2.25 WARRANTIES; INDEMNITIES. Except for the warranties and indemnities contained in (i) those contracts and agreements set forth in Section 2.13(g) of the Disclosure Schedule and (ii) the Company's standard product warranty agreements substantially in the form set forth in Section 2.13(g) of the Disclosure Schedule, the Company has not given any warranties or indemnities relating to products or technology sold or licensed or services rendered by the Company. Section 2.25 of the Disclosure Schedule contains a complete and accurate summary of all warranty claims on the Company's products occurring during the past five years. The Current Balance Sheet reflects a reasonable warranty reserve determined in accordance with GAAP.

     2.26 ADEQUACY AND FUNCTIONALITY OF COMPANY PRODUCTS. The assets of the Company, including, without limitation, the source code and products of the Company, are now and following the Closing will be sufficient for the conduct of the business of the Company in the same manner as the business is now conducted. The Owned Software now performs, and following the Closing will perform, substantially in accordance with applicable user documentation provided by the Company to the customers using such Owned Software, and does not contain and is not subject to any operational defect or limitation which is reasonably likely to substantially impair the capability or effectiveness of the Owned Software to achieve its functions described in such user documentation. The Owned Software contains all current revisions of such software in the Company's possession, and includes all source code, object code, forms of such software and all computer programs, materials processes, tapes, and know-how related to such Owned Software. The Company has delivered to the Parent complete and correct copies of the current version of all user documentation in the Company's possession related to the Owned Software.

     2.27 COMPLETE COPIES OF MATERIALS. The Company has delivered or made available true and complete copies of each document (or summaries of same) that has been requested by Parent or its counsel.

     2.28 INVESTMENT REPRESENTATIONS

          Siblings represents and warrants to the following:

          (a) EXPERIENCE. Siblings has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Parent so that it is capable of evaluating the merits and risks of investment in Parent and have the capacity to protect its own interests.

          (b) INVESTMENT. Siblings is acquiring the Siblings Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Siblings understands that the Siblings Shares to be acquired hereunder have been issued pursuant to a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Siblings' representations as expressed herein.

          (c) RULE 144. Siblings acknowledges that the Siblings Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available, and that there is no assurance that any exemption from such registration requirements will ever become available. Siblings is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about Parent, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations. Siblings acknowledges that in the event the application requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of its stock. Siblings understands that although Rule 144 is not exclusive, the Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers to sales and that such persons and the brokers who participate in the transactions do so at their own risk.

          (d) ACCESS TO DATA. Siblings has had an opportunity to discuss Parent's business, management and financial affairs with its management. Siblings has also had an opportunity to ask questions of officers of Parent, which questions were answered to its satisfaction. Siblings understands that such discussions, as well as any written information issued by Parent, were intended to describe certain aspects of Parent's business and prospects but were not a thorough or exhaustive description.

     2.29 REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Company, Indemnitors or the Stockholders (as modified by the Disclosure Schedule), nor any statement made in any Schedule or certificate furnished by the Company, Indemnitors or the Stockholders pursuant to this Agreement, taken together, contains or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Parent represents and warrants to the Company, subject to such exceptions as are specifically disclosed in the disclosure schedule supplied by Parent to the Stockholders and dated the date hereof, that on the date hereof, and as of the Closing as though made on the date hereof, as follows:

     3.1 ORGANIZATION, STANDING AND POWER. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Parent Material Adverse Effect. Parent has made available a true and correct copy of its Certificate of Incorporation and Bylaws, as amended to date, to counsel for the Company. For all purposes of this Agreement, the term "Parent Material Adverse Effect" means any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition, capitalization or results of operations or prospects of Parent and its subsidiaries taken as a whole, except for those changes, events and effects that (i) are directly caused by conditions affecting the United States economy as a whole or affecting the industry in which such entity competes as a whole, which conditions do not affect such entity in a disproportionate manner, or (ii) are related to or result from the announcement or pendency of the Acquisition.

     3.2 AUTHORITY. Parent has all requisite corporate power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been, or will be prior to the Closing, duly authorized by all necessary corporate action on the part of Parent. This Agreement and any Related Agreements to which Parent is a party have been duly executed and delivered by Parent and constitute the valid and binding obligations of Parent, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.3 NO CONFLICT. The execution, delivery and performance of this Agreement and any Related Agreements to which it is a party do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a Conflict under (i) any provision of the Certificate of Incorporation, as amended, and Bylaws of Parent, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Parent or any of its respective properties or assets are subject and which has been filed as an Exhibit to Parent's filings under the Securities Act or the Exchange Act or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or its properties or assets, except where such Conflict will not have a Parent Material Adverse Effect.

     3.4 CONSENTS. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, or any third party is required by or with respect to Parent in connection with the execution and delivery of this Agreement and any Related Agreements to which it is a party or the consummation of the transactions contemplated hereby and thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws and such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a Parent Material Adverse Effect. All such filings will be made within the time prescribed by law.

     3.5 CAPITAL STRUCTURE.

          (a) The authorized stock of Parent consists of 40,000,000 shares of Common Stock, $.001 par value, of which 9,367,576 shares were issued and outstanding as of December 31, 1998, and 5,000,000 shares of undesignated Preferred Stock, $0.001 par value. No shares of Preferred Stock are issued or outstanding. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. Parent has also reserved 2,000,000 shares of Common Stock for issuance pursuant to its employee and director stock and option plans. There are no other options, warrants, calls, rights, commitments or agreements of any character to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or obligating Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

          (b) The shares of Parent Common Stock to be issued pursuant to the Acquisition will be duly authorized, validly issued, fully paid, non-assessable, free of any liens or encumbrances and not subject to any preemptive rights or rights of first refusal created by statute or the Articles of Incorporation or Bylaws of Parent or any agreement to which Parent is a party or is bound except as provided in this Agreement.

     3.6 SEC FILINGS. Parent has filed in a timely manner all forms, reports and documents required to be filed by Parent. All such required forms, reports and documents (including those Parent may file subsequent to the date hereof) are referred to herein as the "SEC Reports." As of their respective dates, the SEC Reports (i) were prepared, in all material respects, in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Parent is not a party to any material contract, agreement or other arrangement which was required to have been filed as an exhibit to the SEC Reports that is not so filed.

     3.7 LITIGATION. There is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending: (a) against Parent, its respective activities, properties or assets or, to Parent's Knowledge, against any officer, director or employee of Parent in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, Parent which Parent believes is reasonably likely to have a Parent Material Adverse Effect, or (b) that seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement. Parent is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. No action by Parent is currently pending nor does Parent intend to initiate any action which is reasonably likely to have a Parent Material Adverse Effect.

     3.8 COMPLIANCE WITH LAW AND CHARTER DOCUMENTS. Parent is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws, as amended. Parent has complied and is in compliance with all applicable statutes, laws, and regulations and executive orders of the United States of America and all states, foreign countries and other governmental bodies and agencies having jurisdictions over Parent's businesses or properties, except for any violations that would not, either individually or in the aggregate, have a Parent Material Adverse Effect.

     3.9 Year 2000 Compliant. All of Parent's products (including products currently under development) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant"). All of Parent's products (i) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000 and (ii) will be interoperable with other products used and distributed by Parent that may deliver records to Parent's products or receive records from Parent's products, or interact with Parent's products, including but not limited to back-up and archived data. All of Parent's internal computer and technology products and systems are Year 2000 Compliant.

     3.10 FULL DISCLOSURE. None of the representations or warranties made by Parent, nor any statement made in any schedule or certificate furnished by Parent pursuant to this Agreement and the Related Agreements, nor the SEC Reports, taken together, contains or will contain at the Closing, any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstance under which they were made, not misleading.

                                   ARTICLE IV

                          CONDUCT PRIOR TO THE CLOSING

     4.1 CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, each of the Company and the Stockholders agree (except to the extent that Parent shall otherwise consent in writing), to carry on the Company's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Company when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use their best efforts consistent with past practice and policies to preserve intact the Company's present business organizations, keep available the services of the Company's present officers and key employees and preserve the Company's relationships with regulators, customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Closing. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company and any material event involving the Company. Except as expressly contemplated by this Agreement as set forth in Section 4.1 of the Disclosure Schedule, the Company shall not, without the prior written consent of Parent:

          (a) Make any capital expenditure or commitment exceeding $20,000 individually or $50,000 in the aggregate;

          (b) (i) Sell any Company Intellectual Property or enter into any agreement with respect to the Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity except as previously disclosed to Parent in writing, (ii) buy any Intellectual Property or enter into any agreement with respect to the Intellectual Property of any other person or entity, (iii) enter into any agreement with respect to development of any Intellectual Property with a third party except as previously disclosed to Parent in writing;

          (c) Transfer to any person or entity any rights to the Company Intellectual Property;

          (d) Enter into or amend any Contract pursuant to which any other party is granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology except as previously disclosed to Parent in writing;

          (e) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the Contracts set forth or described in the Disclosure Schedule;

          (f) Commence or settle any litigation;

          (g) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of the capital stock of the Company (or options, warrants or other rights exercisable therefor);

          (h) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of the Company's capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating the Company to issue or purchase any such shares or other convertible securities.

          (i) Cause or permit any amendments to the Company's Articles (or Certificate) of Incorporation or Bylaws;

          (j) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company's business;

          (k) Sell, lease, license or otherwise dispose of any of its properties or assets, except as previously disclosed to Parent in writing;

          (l) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others except as disclosed in the Disclosure Schedule;

          (m) Grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement;

          (n) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in the Disclosure Schedule;

          (o) Adopt any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

          (p) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (q) Pay, discharge or satisfy, in an amount in excess of $10,000 in any one case or $25,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet;

          (r) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (s) Enter into any strategic alliance, joint marketing arrangement or agreement, or joint venture;

          (t) Other than as specifically requested in writing by Parent, accelerate the vesting schedule of any of the outstanding Company Options or Company Capital Stock;

          (u) Hire any employee except in replacement of a terminated employee or except as reasonably necessary consistent with the needs of the business of the Company; not terminate the employment of any management level or other key employee; or

          (v) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (u) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

     4.2 CONDUCT OF BUSINESS OF PARENT. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, the Parent agrees that it shall, and shall cause it subsidiaries to, conduct its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Without limiting the foregoing, and except as expressly contemplated by this Agreement, the Parent shall not, without the prior written consent of the Company, (i) declare, set aside or pay any dividends on or make any other distributions in respect of its capital stock, or split, combine or reclassify any of its capital stock; (ii) amend its Articles of Incorporation or (iii) enter into any transaction or series of transactions which would be required to be reported on Form 8-K.

     4.3 NO SOLICITATION. Until the earlier of the Closing or the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, neither the Company nor any of the Stockholders or Indemnitors (nor will the Company nor any of the Stockholders or Indemnitors permit any of its officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire all, substantially all or a significant portion of the Company's business, properties or technologies or any portion of the Company's capital stock (whether or not outstanding) whether by merger , purchase of assets, tender offer or otherwise, or effect any such transaction, (b) disclose any information not customarily disclosed to any person concerning the

Company's business, technologies or properties or afford to any person or entity access to its properties, technologies, books or records, (c) assist or cooperate with any person to make any proposal to purchase all or any part of the Company's capital stock or assets, (d) enter into any agreement with any person providing for the acquisition of all or any significant portion of the Company (whether by way of merger, purchase of assets, tender offer or otherwise) or (e) solicit, initiate, participate or continue in any negotiation or discussion with respect to any offer or proposal to acquire all, substantially all or a significant portion of the business, properties or technologies or any portion of capital stock of any other entity whether by merger, purchase of assets, tender offer or otherwise, or effect any such transaction. In addition to the foregoing, if the Company or any of the Stockholders receives, prior to the Closing or the termination of this Agreement, any offer, proposal, or request relating to any of the above, the Company or the Stockholders, as applicable, shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the terms thereof in reasonable detail, and such other information related thereto as Parent may reasonably request. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 4.3 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties that Parent shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section 4.3 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

     5.1 PARENT REGISTRATION.

          (a) NOTICE OF REGISTRATION. If at any time or from time to time the Parent shall determine to register any of its equity securities, either for its own account or the account of a security holder or holders, other than
(i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, or (iii) a registration in which the only equity security being registered is Common Stock issuable upon conversion of convertible debt securities which are also being registered, the Parent will:

               (i) Promptly give to Siblings written notice thereof; and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Parent, by Siblings.

          (b) UNDERWRITING. If the registration of which the Parent gives notice is for a registered public offering involving an underwriting, the Parent shall so advise Siblings as a part of the written notice given pursuant to Section 5.2(a)(i). In such event the right of Siblings to registration pursuant to this Section 5.2 shall be conditioned upon Siblings' participation in such underwriting, and the inclusion of the Siblings Shares in the underwriting shall be limited to the extent provided herein.

     Siblings shall (together with the Parent and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Parent. Notwithstanding any other provision of this Section 5.1, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may exclude some or all of the Siblings Shares from such registration. The Parent shall so advise Siblings of the number of Siblings Shares that may be included in the registration and underwriting.

         If Siblings disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Parent and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          (c) RIGHT TO TERMINATE REGISTRATION. The Parent shall have the right to terminate or withdraw any registration initiated by it under this
Section 5.1 prior to the effectiveness of such registration whether or not Siblings has elected to include securities in such registration.

     5.2 REGISTRATION ON FORM S-3.

          (a) If Siblings requests that the Parent file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of Siblings Shares, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $1,500,000, and the Parent is a registrant entitled to use Form S-3 to register the Siblings Shares for such an offering, the Parent shall use its best efforts to cause such Siblings Shares to be registered for the offering on such form and to cause such Siblings Shares to be qualified in such jurisdictions as Siblings may reasonably request; provided, however, that the Parent shall not be required to effect more than one registration in the aggregate on behalf of Siblings pursuant to this Section 5.2 per year. The Parent shall inform other holders of Parent securities of the proposed registration and offer them the opportunity to participate. In the event the registration is proposed to be part of an underwritten public offering, the substantive provisions of Section 5.1(b) shall be applicable to each such registration initiated under this Section 5.2. The Parent may include other shares of Common Stock in any of the registrations provided for in this
Section 5.2, provided that such inclusion will not interfere with the marketing (including the price to the public) of the Siblings Shares to be registered by Siblings.

          (b) Notwithstanding the foregoing, the Parent shall not be obligated to take any action pursuant to this Section 5.2:

               (i) in any particular jurisdiction in which the Parent would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Parent is already subject to service in such jurisdiction and except as may be required by the Securities Act;

               (ii) following the period starting with the date sixty (60) days prior to the Parent's estimated date of filing of, and ending on the date six (6) months immediately following, the effective date of any registration statement pertaining to securities of the Parent (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Parent is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

               (iii) if the Parent shall furnish to Siblings a certificate signed by the Chief Executive Officer of the Parent stating that in the good faith judgment of the Chief Executive Officer it would be detrimental to the Parent or its stockholders for registration statements to be filed in the near future, then the Parent's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety
(90) days from the receipt of the request to file such registration statement by Siblings, provided that the Parent may not exercise this deferral right more than once per twelve (12) month period.

     5.3 EXPENSES OF REGISTRATION. All registration expenses, including without limitation all Federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for Parent, incurred in connection with the registration pursuant to Sections 5.1 and 5.2 shall be borne by Parent. All Selling Expenses, as defined below, shall be borne by the persons who sell the shares generating said Selling Expenses. "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Siblings Shares pursuant to this Agreement, together with the fees of any counsel to the selling shareholders.

     5.4 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Parent pursuant to this Agreement, the Parent will keep Siblings advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. The Parent will:

          (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least ninety
(90) days or until the distribution described in the registration statement has been completed, whichever first occurs;

          (b) Furnish to Siblings and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

     5.5 INDEMNIFICATION.

          (a) PARENT'S INDEMNIFICATION OF SIBLINGS. Parent will indemnify Siblings with respect to which registration of the Siblings Shares has been effected pursuant to this Agreement, and each underwriter thereof, if any, and each person who controls such underwriter, against all claims, losses, damages or liabilities (or actions in respect thereof) suffered or incurred by any of them, to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or any related Registration Statement incident to any such Registration, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Parent of any rule or regulation promulgated under the Securities Act applicable to Parent and relating to actions or inaction required of Parent in connection with any such registration; and Parent will reimburse Siblings, each such underwriter and each person who controls Siblings or such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 5.5 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Parent (which consent shall not unreasonably be withheld); and provided, further, that the Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to Parent by Siblings, such underwriter, controlling person or other indemnified person and stated to be for use in connection with the offering of securities of Parent.

     5.6 SIBLINGS' INDEMNIFICATION OF PARENT. Siblings will indemnify Parent, each of its directors and officers, each person who controls the Parent within the meaning of the Securities Act, and each other Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) suffered or incurred by any of them and arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in such Registration Statement or related prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Siblings of any rule or regulation promulgated under the Securities Act applicable to Siblings and relating to action or inaction required of Siblings in connection with the registration of the Siblings Shares pursuant to such Registration Statement; and will reimburse Parent, such other Stockholders, such directors, officers, partners, persons, underwriters and controlling persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement or prospectus in reliance upon and in conformity with written information furnished to Parent by Siblings and stated to be specifically for use in connection with the offering of securities of Parent.

     5.7 ACCESS TO INFORMATION. The Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to (a) all of the Company's properties, books, contracts, commitments and records, (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request and (c) all key employees of the Company as identified by Parent. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements (including by returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this
Section 5.7 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Acquisition. Notwithstanding the foregoing, in accordance with the terms of that certain Confidential Disclosure Agreement, dated November 9, 1998, neither the Company nor Parent are required to furnish the other with information regarding the Litigation.

     5.8 CONFIDENTIALITY. Each of the parties hereto hereby agrees that the information obtained in any investigation pursuant to Section 5.7, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transaction contemplated hereby shall be governed by the terms of the Confidential Disclosure Agreements, dated February 12, 1998, from Parent to the Company, and dated October 29, 1997, from the Company to Parent and November 9, 1998.

     5.9 EXPENSES.

          (a) (i) All fees and expenses incurred by Parent in connection with the Acquisition including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of Parent and (ii) all fees and expenses incurred by the Company, Indemnitors and the Stockholders in connection with the Acquisition including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties other than the Ladenburg Fee, as defined below ("Third Party Expenses") in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, prior to the execution of this Agreement shall be the obligation of the Company and after the execution of this Agreement shall be the obligation of the Stockholders provided, however, that in the event the Acquisition is not consummated such Third Party Expenses shall be the obligation of the Company.

          (b) In the event that the Acquisition is consummated, Parent agrees to pay the lesser of the investment banking fees incurred by the Company and/or the Stockholders in connection with the Acquisition or $500,000 of the Company's investment banking fees to Ladenburg (the "Ladenburg Fee"), and the Company and the Stockholders agree that Parent shall have full recourse to the Escrow Fund for payments to Ladenburg in excess of $500,000.

     5.10 PUBLIC DISCLOSURE. Upon execution of this Agreement, Parent shall issue a press release reasonably acceptable to the Company. Unless otherwise required by law, prior to the Closing, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by Parent, the Company or any Stockholders. Under no circumstances will the Company (or any of its respective officers, directors, employees, affiliates or agents), or any Stockholder discuss or disclose the existence or terms of this Agreement, or the transaction contemplated hereby, with or to any third party other than such legal, accounting and financial advisors of such party who have a need to know such information solely for purposes of assisting such party in connection with this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, the Company and the Stockholders, but only after consultation with Parent, may at any time make public disclosure if it is advised by legal counsel that such disclosure is required under applicable law or regulatory authority.

     5.11 CONSENTS. The Company shall use its best efforts to obtain the consents, waivers, assignments and approvals under any of the Contracts as may be required in connection with the Acquisition (all of such consents, waivers and approvals are set forth in the Disclosure Schedule) so as to preserve all rights of, and benefits to, the Company thereunder.

     5.12 FIRPTA COMPLIANCE. On the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

     5.13 REASONABLE EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

     5.14 NOTIFICATION OF CERTAIN MATTERS. Each party shall give prompt notice to each other party of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate at or prior to the Closing and (ii) any failure of such party, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.14 shall not limit or otherwise affect any remedies available to the party receiving such notice. No disclosure by the Company or the Stockholders pursuant to this Section 5.14, however, shall be deemed to amend or supplement the Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

     5.15 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.16 CERTAIN POST-CLOSING MATTERS.

          (a) Parent agrees to cause the Company to repay to GN $3,709,879.67 plus interest accruing at the rate of 7.0% per annum between the Closing and the date of payment with respect to GN's loans to the Company within 10 days after the Closing. Upon such payment GN will confirm in writing that all of GN's loans to the Company are satisfied in full and GN shall release all security interests in the Company's assets.

          (b) Parent agrees to use commercially reasonable efforts to obtain the release of the personal guaranties of GN, KN and JL from obligations with respect to [the Tokai equipment lease and the Company's credit cards.]

          (c) Parent agrees within 10 days after the Closing either (i) to repay the Company's loans with Nevada Banking Company and terminate the agreement with Nevada Banking Company, or (ii) to obtain the release of all Stockholders guaranties to Nevada Banking Company, including the release of any collateral securing such guaranties.

     5.17 NON-COMPETITION AGREEMENTS. Each of GN, KN and JL shall deliver to Parent concurrently with the execution of this Agreement an executed Non-Competition Agreement in the form attached hereto as Exhibit B. Each of GN, KN and JL covenants that he shall comply with the Non-Competition Agreement.

     5.18 EMPLOYMENT AGREEMENTS. Each of GN, KN and JL shall deliver to Parent concurrently with the execution of this Agreement an executed Employment Agreement in the form attached hereto as Exhibits D-1, D-2 and D-3, respectively.

     5.19 NASDAQ LISTING. Parent agrees to authorize for listing on the Nasdaq National Market the shares of Parent Common Stock issuable, in connection with the Acquisition, upon official notice of issuance.

     5.20 PARENT RIGHT OF FIRST REFUSAL. At any time before the third anniversary of the Closing a Stockholder, or any of such Stockholder's "affiliates" or "associates" (as those terms are defined in Rule 405 promulgated under the Securities Act of 1933, as amended) ("Selling Stockholder") proposes to sell, transfer the voting rights in, or otherwise transfer for value in excess of 150,000 Siblings Shares in a transaction or series of related transactions or in excess of 600,000 Siblings Shares in a twelve month period (the "Offered Securities") to any person or group of persons (the "Proposed Transferee") in one or more related transactions, Selling Stockholder shall first offer to sell the Offered Securities to Parent at the same price and on the same terms in a writing delivered to the Parent (the "Parent Offer"), which Parent Offer shall remain open and irrevocable for a period of five (5) days after delivery (the "Parent Offer Period").

          (a) NOTICE OF PARENT ACCEPTANCE. Notice of Parent's election to accept, in whole or in part, a Parent Offer shall be made by a writing signed by an officer of Parent specifying the portion of the Offered Securities that Parent elects to purchase, delivered to the Selling Stockholder prior to the expiration of the Parent Offer Period (the "Parent Acceptance Notice").

          (b) CLOSING. The closing of the purchase by Parent of some or all of the Offered Securities upon the terms and conditions specified in the Parent Offer shall occur within three (3) business days of receipt by the Selling Stockholder of the Parent Acceptance Notice and shall be subject to the preparation, execution and delivery of a purchase agreement reasonably satisfactory to the Parent and the Selling Stockholder, as the case may be, and their respective counsel; provided, however, that the Selling Shareholder shall not be required to make any representations or warranties in such purchase agreement except with respect to such Selling Shareholder's authority to enter into such agreement and its ownership of the Offered Shares.

          (c) LEGEND. Each certificate representing Siblings Shares now owned by the Stockholders shall be endorsed with the following legend:

     "THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF AN AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE CORPORATION. COPIES OF THE APPLICABLE PORTIONS OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

          (d) LEGEND REMOVAL. The legend referred to in Section 5.20(c) shall be removed upon termination of this Agreement in accordance with the provisions of Article VIII.

     5.21 LIMITATION ON AGGREGATE SALES. Siblings agrees that, for a period of six months after the Closing, such stockholder will not sell more than 200,000 Siblings Shares without the prior written consent of Parent.

     5.22 LITIGATION BETWEEN THE PARTIES. On the date of execution of this Agreement, Ball shall dismiss with prejudice any lawsuit or other proceeding against Golf.

     5.23 COMPANY EMPLOYEES. Parent agrees, with respect to employees employed by the Company immediately prior to the Closing who continue as employees of Parent following the Closing, as follows: (a) such continuing employees will be deemed to have begun their employment with Parent on the date they began employment with the Company for the purposes of vacation time, and severance and profit sharing eligibility with participation in profit sharing to begin May 1, 1999, (b) such continuing employees will be deemed to have begun their employment with Parent on the date they began employment with the Company for the purposes of health insurance and 401(k) plan participation to the extent permitted thereunder, (c) such continuing employees will be integrated into Parent's compensation and bonus structure consistent with their responsibilities and experience as determined by Parent, and (d) such continuing employees will be eligible for participation in

Parent's stock option program consistent with their responsibilities and experience as determined by Parent. The exact timing of implementation of the foregoing will be determined by Parent.

                                   ARTICLE VI

                          CONDITIONS TO THE ACQUISITION

     6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE ACQUISITION. The respective obligations of the Stockholders and Parent to effect the Acquisition shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a) NO ORDER. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Acquisition illegal or otherwise prohibiting consummation of the Acquisition.

          (b) COMBINED BOARD. Parent shall have appointed three designees of the Company to Parent's Board of Directors as follows: KN shall be appointed as a Class I director, JL shall be appointed as a Class II director and GN shall be appointed as a Class III director.

     6.2 CONDITIONS TO OBLIGATIONS OF COMPANY AND THE STOCKHOLDERS. The obligations of the Company and the Stockholders to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Stockholders:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Parent in this Agreement shall be true and correct in all material respects on and as of the Closing as though such representations and warranties were made on and as of such time and each of Parent shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Closing.

          (b) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal.

          (c) CLAIMS. There shall not have occurred any claims (whether or not asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or may have a Parent Material Adverse Effect. There shall be no BONA FIDE action, suit, claim or proceeding of any nature pending, or overtly threatened, against the Parent, Sub or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Acquisition or the other transactions contemplated by the terms of this Agreement, that would materially and adversely affect the consummation of the transactions contemplated hereby or have a Company or Parent Material Adverse Effect.

          (d) LEGAL OPINION. The Company and Stockholders shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, legal counsel to Parent, substantially in the form of Exhibit F hereto.

          (e) NO MATERIAL ADVERSE CHANGE. There shall not have occurred any Parent Material Adverse Effect since the date of this Agreement.

          (f) CERTIFICATE OF THE PARENT. Company shall have been provided with a certificate executed on behalf of Parent by an authorized officer to the effect that, as of the Closing:

               (i) all representations and warranties made by Parent and Sub in this Agreement are true and correct in all material respects on and as of the Closing as though such representations and warranties were made on and as of such time; and

               (ii) all covenants and obligations of this Agreement to be performed by Parent on or before such date have been so performed in all material respects.

     6.3 CONDITIONS TO THE OBLIGATIONS OF PARENT. The obligations of Parent to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Company, the Stockholders and the Indemnitors in this Agreement shall be true and correct in all material respects on and as of the Closing as though such representations and warranties were made on and as of the Closing and the Company, the Stockholders and the Indemnitors shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by them as of the Closing.

          (b) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal.

          (c) CLAIMS. There shall not have occurred any claims (whether or not asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or may have a Company Material Adverse Effect. There shall be no BONA FIDE action, suit, claim or proceeding of any nature pending, or overtly threatened, against the Parent, Sub or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Acquisition or the other transactions contemplated by the terms of this Agreement, that would materially and adversely affect the consummation of the transactions contemplated hereby or have a Company or Parent Material Adverse Effect.

          (d) THIRD PARTY CONSENTS. Any and all consents, waivers, assignments and approvals listed in Sections 2.5 and 2.6 of the Disclosure Schedule shall have been obtained.

          (e) LEGAL OPINION. Parent shall have received a legal opinion from Gibson, Dunn & Crutcher LLP, legal counsel to the Company, substantially in the form of Exhibit E hereto.

          (f) NO MATERIAL ADVERSE CHANGES. There shall not have occurred any Company Material Adverse Effect since the date of this Agreement.

          (g) CERTIFICATE OF THE COMPANY AND STOCKHOLDERS. Parent shall have been provided with a certificate executed by the Stockholders and executed on behalf of the Company by an authorized officer to the effect that, as of the
Closing:

               (i) all representations and warranties made by the Company and the Stockholders in this Agreement are true and correct in all material respects on and as of the Closing as though such representations and warranties were made on and as of such time;

               (ii) all covenants and obligations of this Agreement to be performed by the Company on or before such date have been so performed in all material respects; and

               (iii) the provisions set forth in Sections 6.3 have been satisfied.

                                  ARTICLE VII

             SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS;
                                INDEMNIFICATION

     7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Regardless of any investigation by any party hereto, the Company's, Indemnitors', the Stockholders' and Parent's representations, warranties and covenants in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate on the second anniversary of the Closing Date, except: (i) to the extent a Claim Notice (as defined below) has been submitted prior to such date; (ii) claims based on fraud; (iii) claims based on the representations and warranties contained in Sections 2.3, 2.4 and 2.10; and (iv) claims based on breach of any Related Agreement.

     7.2 INDEMNIFICATION.

          (a) Subject to the terms and conditions of this Article VII, the Indemnitors agree jointly and severally to indemnify and hold Parent and its officers, directors, agents, affiliates and representatives (collectively, the "Indemnitees"), from and in respect of, and hold the Indemnitees harmless against, any and all damages, fines, penalties, losses, liabilities, judgments, deficiencies, deficits in Tangible Net Worth as described in
Section 1.4 above, and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expense of attorneys and accountants and other expenses of litigation), offset or reduced by the amount of any insurance proceeds or tax benefits actually received by Parent in respect of any of the foregoing, incurred or suffered by any of the Indemnitees ("Damages") resulting from, relating to or in connection with (i) any misrepresentation, breach of representation or warranty or failure to perform any covenant or agreement of the Company or the Stockholders or the Indemnitors contained in this Agreement or any inaccuracy in any schedule or certificate delivered by the Company or the Shareholders or the Indemnitors pursuant to this Agreement, (ii) any Damages relating to a Tangible Net Worth shortfall as determined in accordance with
Section 1.4 of the Agreement, (iii) any Damages relating to a breach of the Non-Competition Agreements (iv) payments to Ladenburg in excess of the amounts specified in Section 5.9 and (v) any Damages relating to those Special Matters agreed to in writing by Parent and the Company at the closing. In the event that on or prior to the date that is one (1) year from the Closing, any of the Key Employees (as defined below) shall have voluntarily terminated their employment with Parent (or one of its affiliates) without Good Reason, or if Parent shall terminate the employment of any Key Employee for cause Parent shall be entitled to Damages in the amount of $300,000 as liquidated damages and shall be entitled immediately to receive such amount from the Escrow Fund. For purposes of this Section 7.2(a) "Key Employees" shall mean those employees identified in writing by Parent and the Company, and "Good Reason" shall mean a substantial reduction in such Key Employee's responsibilities or compensation, or a relocation of such Key Employee's primary place of work to a location other than the Carson City-Stateline, Nevada area, or the Tempe, Arizona area. Notwithstanding the first sentence of this Section 7.2(a), (i) each Indemnitor and each Stockholder shall be severally and not jointly liable for claims based on such party's representations and warranties contained in Section 2.4(b), and
(ii) each Indemnitor and each Stockholder shall be severally and not jointly liable for claims based on breach of any Related Agreement by such party; provided, that GN and KN shall be jointly and severally liable for claims against Siblings described in clauses (i) and (ii).

          (b) To secure the indemnification obligations of the Indemnitors to the Indemnitees, the Escrow Fund will be deposited with the Escrow Agent in accordance with Section 1.3 hereof and the Escrow Agreement. To further secure the indemnification obligations of the Indemnitors to the Indemnities, Parent shall have the right to offset indemnified claims against payment of up to 20% of the JL Deferred Cash (the "JL Offset Amount")

          (c) Each Indemnitor acknowledges that its indemnification obligations hereunder are solely in his capacity as a former shareholder or beneficial owner of shares of the Company, and, accordingly, the indemnification obligations in this Article VII shall not entitle any current or former officer, director or employee of the Company to any indemnification from the Company pursuant to the Articles of Incorporation, or any agreement with the Company (notwithstanding any insurance policy).

     7.3 METHOD OF ASSERTING CLAIMS. Parent shall give prompt written notice (the "Claim Notice") to the agent for the Indemnitors (the "Securityholder Agent") as identified in Section 7.5 below, and the Escrow Agent of any claim or event known to it which gives rise or may give rise to a claim for indemnification hereunder (an "Indemnifiable Claim") as provided in the Escrow Agreement.

     7.4 INDEMNIFICATION LIABILITY LIMITATIONS.

          (a) The maximum aggregate liability of the Indemnitors for Damages shall be limited to the Maximum Liability Amount (as defined below), except
(i) for claims based on fraud, (ii) for breaches of the representations and warranties contained in Sections 2.3 and 2.4 in which case the Indemnitors shall be liable for the total amount of such Damages, and (iii) for breaches of the representations and warranties contained in Section 2.10 in which case the Indemnitors shall be liable for Damages as described in Section 7.4(e). The "Maximum Liability Amount" shall initially equal the First Liability Amount. The "First Liability Amount" shall mean an amount equal to the sum of
(i) the product of the number of Siblings Escrow Shares multiplied by the Parent Share Deemed Value (as defined below), plus (ii) the Siblings Escrow Cash, plus (iii) the JL Escrow Cash, plus (iv) 20% of the JL Deferred Cash. The "Parent Share Deemed Value" shall mean the last reported sale price of the Parent Common Stock at the most recent close of daily trading prior to the Closing as reported by the Nasdaq Stock Market.

          (b) Twelve months after the Closing Date the Maximum Liability Amount will be reduced to an amount equal to the sum of (i) 50% of the First Liability Amount and (ii) the estimated liability (as set forth on the applicable Claim Notice) of all unresolved claims submitted prior to twelve months after the Closing Date.

          (c) Eighteen months after the Closing Date the Maximum Liability Amount will be reduced to an amount equal to the sum of (i) 25% of the First Liability Amount and (ii) the estimated liability (as set forth on the applicable Claim Notice) of all unresolved claims submitted prior to eighteen months after the Closing Date.

          (d) The Stockholders shall not be liable under this Article VII unless Indemnity Amounts (as determined pursuant to the Escrow Agreement) totaling in excess of $250,000 (the "Basket Amount") have been determined in which case Parent shall be entitled to recover all Indemnity Amounts; provided, however, Indemnity Amounts with respect to (i) the adjustment for a shortfall in the Tangible Net Worth of the Company in accordance with Section 1.4, (ii) payments to Ladenburg in excess of $500,000, (iii) Damages payable with respect to the termination of Key Employees pursuant to Section 7.2(a), (iv) claims based on fraud, (v) breaches of the representations and warranties contained in Sections
2.3 and 2.4, and (vi) those Special Matters identified in

Schedule 7.2 as excluded from the Basket Amount, shall be paid without regard to the Basket Amount.

          (e) The maximum liability of the Indemnitors for Damages based on breach of the representations and warranties contained in Section 2.10 shall be the First Liability Amount minus the Indemnity Amounts (as defined in the Escrow Agreement) paid to Parent. Indemnity Amounts with respect to Section
2.10 ("Tax Indemnity Amounts") shall be subject to Section 7.4(d) and the Basket Amount until the second anniversary of the Closing Date, and to a special basket amount (the "Tax Basket") thereafter, as follows. The Tax Basket shall equal $250,000 less the total amount of Tax Indemnity Amounts which have not been paid at the second anniversary of the Closing Date due to the operation of Section 7.4(d). After the second anniversary of the Closing Date, the Stockholders shall not be liable under this Article VII for Damages based on breach of the representations and warranties contained in Section
2.10 until additional Tax Indemnity Amounts total in excess of the Tax Basket in which case Parent shall be entitled to recover all Tax Indemnity Amounts. For example, if Tax Indemnity Amount A is determined to be $100,000 prior to the second anniversary of the Closing Date and there are no other Indemnity Amounts determined, then Parent will not be entitled to recover Tax Indemnity Amount A, and the Tax Basket following the second anniversary of the Closing Date will be $150,000. In the same case, if following the second anniversary of the Closing Date, Tax Indemnity Amount B is determined to be $75,000, Parent will not be entitled to recovery, but if Tax Amount C is then determined to be $100,000, Parent will be entitle to recover the entire amount of Tax Indemnity Amount A, Tax Indemnity Amount B, and Tax Indemnity Amount C.

          (f) Nothing in this Article VII shall limit, in any manner (whether by time, amount, procedure or otherwise), any remedy at law or in equity to which Parent may be entitled as a result of actual fraud or willful misrepresentation or misconduct by the Company or Stockholders.

          (g) The indemnification obligations of the Indemnitors hereunder shall be the sole and exclusive obligations of the Indemnitors (as beneficial owners of the Company) with respect to any Damages under this Agreement and no former shareholder, optionholder, warrantholder, officer, director or employee of the Company other than the Indemnitors shall have any other personal liability to Parent or Sub in connection with this Agreement following the Closing.

     7.5 SECURITYHOLDER AGENT OF THE STOCKHOLDERS; POWER OF ATTORNEY. In the event that the Acquisition is closed, GN shall be appointed as the Securityholder Agent for each Stockholder of the Company and for each Indemnitor.

     7.6 THIRD-PARTY CLAIMS. In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall notify the Securityholder Agent of such claim, and the Securityholder Agent and the Shareholders of the Company shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall be determinative of the amount or validity of any claim against the Escrow Fund. In the event that the Securityholder Agent has consented to any such settlement, the Securityholder Agent shall have no power or authority to object under any provision of this Article VII to the amount of any claim by Parent against the Escrow Fund with respect to such settlement.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

     8.1 TERMINATION. Except as provided in Section 8.2, this Agreement may be terminated and the Acquisition abandoned at any time prior to the Closing:

          (a) by mutual consent of the Company and Parent;

          (b) by Parent or the Company if: (i) the Closing has not occurred by March 31, 1999, provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Acquisition to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Acquisition; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any Governmental Entity that would make consummation of the Acquisition illegal;

          (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any Governmental Entity, which would: (i) prohibit Parent's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Parent as a result of the Acquisition;

          (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or the Stockholders and such breach has not been cured within ten (10) calendar days after written notice to the Company; provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured;

          (e) by the Company if neither it nor any Stockholder is in material breach of their respective obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent and such breach has not been cured within ten (10) calendar days after written notice to Parent; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; or

          (f) by Parent if an event having a Company Material Adverse Effect shall have occurred after the date of this Agreement.

          (g) by the Company or the Stockholders if an event having a Parent Material Adverse Effect shall have occurred after the date of this Agreement.

     8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, or the Company, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; provided further that, the provisions of Sections 5.8, 5.9(a) and 5.10, Article IX and this Section 8.2 shall remain in full force and effect and survive any termination of this Agreement.

     8.3 AMENDMENT. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of Parent, the Company and the Stockholders.

     8.4 EXTENSION; WAIVER. At any time prior to the Closing, Parent and the Stockholders may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), provided, however, that notices sent by mail will not be deemed given until received:

          (a) if to Parent, to:

                 Gametech International, Inc.
                 2209 West First Street
                 Suite 113
                 Tempe, AZ  85281-7245
                 Attention:  Chief Executive Officer
                 Telephone No.:  (602) 804-1101
                 Facsimile No:  (602) 804-1403
                 with a copy to:

                 Wilson Sonsini Goodrich & Rosati
                 Professional Corporation
                 650 Page Mill Road
                 Palo Alto, California 94304
                 Attention:  Blair W. Stewart, Esq.
                 Telephone No.:  (650) 493-9300
                 Facsimile No.:  (650) 493-6811

          (b) if to the Company, to

                 Bingo Technologies Corporation
                 Post Office Box 5367
                 295 Highway 50, Suite 20
                 Stateline, NV  89449
                 Attention:  John A. Larsen
                 Telephone No.:  (800) 487-8510
                 Facsimile No.:  (702) 586-4573

               with a copy to:

                 Gibson, Dunn & Crutcher LLP
                 1530 Page Mill Road
                 Palo Alto, California 94304
                 Attention:  Lawrence Calof, Esq.
                 Telephone No.:  (650) 849-5331
                 Facsimile No.:  (650) 849-5333

          (c) if to the Stockholders or Indemnitors, to:

                 Siblings Partners, L.P.
                 Post Office Box 859
                 Zephyr Cove, NV  89448

                 Gerald R. Novotny
                 2118 The Back Road
                 Glenbrook, NV  89413
                 Telephone No.:  (702) 749-5242
                 Facsimile No.:  (702) 586-4515

                 Keith A. Novotny
                 310 Paiute Drive
                 Zephyr Cove, NV  89448
                 Telephone No.:  (702) 588-9581
                 Facsimile No.:  (702) 586-4515

                 John A. Larsen
                 17308 200th Avenue NE
                 Woodenville, WA  98072
                 Telephone No.:  (425) 788-7540
                 Facsimile No.:  (702) 586-4573

          (d) If to the Escrow Agent, to:

                 US Bank Trust, N.A.
                 Global Escrow Depository Services #SANF0527
                 One California Street, 4th Floor
                 San Francisco, CA  94111
                 Attention:  Ann Gadsby
                 Telephone No.:  (415) 273-4532
                 Facsimile No.:  (415) 273-4593

     9.2 INTERPRETATION. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the Exhibits hereto, the Confidential Disclosure Agreements, dated February 12, 1998, October 29, 1997 and November 9, 1998, between the Company and Parent and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned (other than by operation of law), except that Parent may assign its rights and delegate its obligations hereunder to its affiliates, provided, however, that an assignment to an affiliate shall not relieve Parent of its obligations hereunder.

     9.5 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6 OTHER REMEDIES. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Maricopa County, State of Arizona, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Arizona for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

     9.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.9 ATTORNEYS FEES. If any action or other proceeding relating to the enforcement of any provision of this Agreement is brought by any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     9.10 THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person or entity other than the parties hereto.

         IN WITNESS WHEREOF, Parent, the Company, the Indemnitors, and the Stockholders have caused this Agreement to be signed, all as of the date first written above.

GAMETECH INTERNATIONAL, INC.            BINGO TECHNOLOGIES
                                        CORPORATION



By: /s/ Todd S. Myhre                       By: /s/ Gerald R. Novotny
    -------------------------------         -------------------------------

Name:   Todd S. Myhre                       Name:   Gerald R. Novotny

Title:  Chief Executive Officer             Title:  Chairman


                                        STOCKHOLDERS:


                                        SIBLINGS PARTNERS, L.P.

                                        By: /s/ Gerald R. Novotny
                                            -------------------------------

                                        Title:    General Partner
                                               ----------------------------

                                        /s/  John A. Larsen
                                        -----------------------------------
                                        John A. Larsen


                                        INDEMNITORS

                                        /s/   Gerald R. Novotny
                                        -----------------------------------
                                        Gerald R. Novotny

                                        /s/   Keith A. Novotny
                                        -----------------------------------
                                        Keith A. Novotny

                                        /s/   John A. Larsen
                                        -----------------------------------
                                        John A. Larsen

                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                INDEX OF EXHIBITS

EXHIBIT             DESCRIPTION

Exhibit A           N/A

Exhibit B           Form of Noncompetition Agreement

Exhibit C           Form of Escrow Agreement

Exhibit D-1         Form of Employment Agreement:  GN

Exhibit D-2         Form of Employment Agreement:  KN

Exhibit D-3         Form of Employment Agreement:  JL

Exhibit E           N/A

Exhibit F           N/A

Exhibit G-1         Form of Siblings Promissory Note

Exhibit G-2         Form of JL Promissory Note

                                                                      EXHIBIT B


                               NONCOMPETITION AGREEMENT


     This Noncompetition Agreement (the "Agreement") is entered into on February 8, 1999, by and between Gametech International, Inc., a Delaware corporation ("Gametech"), Bingo Technologies Corporation, a Nevada corporation ("BingoTech") and Gerald Novotny, a stockholder of BingoTech ("Stockholder"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement (the "Purchase Agreement") dated as of February 8, 1999, among Gametech, BingoTech and the stockholders and indemnitors named therein.

                                      BACKGROUND

     A. The Purchase Agreement provides for the acquisition by Gametech of all of the outstanding capital stock of BingoTech (the "Acquisition").

     B. Stockholder is receiving significant cash and stock of Gametech pursuant to the terms of the Purchase Agreement and Stockholder acknowledges that a portion of the consideration paid by Gametech in connection with the Acquisition is based on Stockholder entering into and performing the obligations of this Agreement.

     C. As a condition to the Acquisition and to preserve the value and goodwill of BingoTech after it is acquired by Gametech, the Purchase Agreement contemplates, among other things, that Stockholder enter into this Agreement and that this Agreement become effective upon the closing of the Acquisition.

     D. BingoTech is currently engaged in the business of developing, designing, manufacturing, marketing, distributing, selling, leasing and licensing electronic gaming products, gaming software, software supporting gaming businesses, and related services including: hand-held electronic bingo daubing products, computerized bingo accounting products, point of sale bingo system products, player tracking systems, casino accounting systems, pulltab accounting systems, big screen electronic bingo daubing products, and networked high-speed bingo products, (the "Business"). The Business also includes all activities planned to be conducted by BingoTech and its subsidiaries as of the Effective Date. Following the Acquisition, Gametech will continue conducting the Business worldwide.

     NOW, THEREFORE, in consideration of the mutual promises made herein, Gametech and Stockholder (collectively referred to as the "Parties") hereby agree as follows:

     1.   COVENANT NOT TO COMPETE OR SOLICIT.

          (a) NON-COMPETITION. For five (5) years after the Effective Date of the Acquisition (the "Noncompetition Period"), Stockholder shall not directly or indirectly, without the prior written consent of Gametech, (i) engage, or attempt to engage, anywhere in the world in (whether as an employee, agent, consultant, advisor, independent contractor, proprietor, partner, officer, director or otherwise) or have any ownership interest in (except for ownership of one percent (1%) or less of any entity whose securities have been registered under the Securities Act of 1933 or

Section 12 of the Securities Exchange Act of 1934 and except for ownership of securities of Gametech) or participate in the financing, operation, management or control of any firm, partnership, corporation, limited liability company, entity or business that is competitive with the Business; or (ii) induce or attempt to induce, directly or indirectly, any customer, supplier or distributor of BingoTech or Gametech to terminate or reduce its relationship with Gametech in order to enter into any relationship with Stockholder or with any other person in a competing Business.

          (b) NON-SOLICITATION. During the Noncompetition Period, Stockholder shall not, directly or indirectly, without the prior written consent of Gametech, solicit or take any other similar action which is intended to induce any employee of Gametech or any subsidiary of Gametech or BingoTech to terminate employment with Gametech or any subsidiary of Gametech or BingoTech.

          (c) SEVERABLE COVENANTS. The covenants contained in the preceding paragraphs shall be construed as a series of separate covenants, one for each county, city, state and country of any geographic area of the world. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenants contained in the preceding paragraphs. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 1 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

          (d) EQUITABLE REMEDY. Stockholder agrees that it would be impossible or inadequate to measure and calculate Gametech's or BingoTech's damages from any breach of the covenants set forth in this Section 1. Accordingly, Stockholder agrees that if he breaches any provision of this Section 1, Gametech or BingoTech will have available, in addition to any other right or remedy otherwise available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement.

          (e) REASONABLENESS OF RESTRICTIONS. Stockholder recognizes that the consideration to be paid and all other obligations of Gametech to be performed pursuant to the Purchase Agreement are intended to secure Stockholder's agreement to the conditions of this Agreement, and Stockholder recognizes that the scope of the restrictions and the foregoing territorial and time limitations are reasonable and properly required for the adequate protection of the business of Gametech and its subsidiaries and affiliates, including, following the Effective Date, BingoTech, and that in the event the foregoing restrictions are deemed to be unreasonable for any reason by any tribunal having jurisdiction, Stockholder agrees to request, and to submit to, a narrowing of the scope of the foregoing restrictions or the reduction of either said territorial or time limitation to such an area or period as shall be deemed reasonable by such tribunal.


     2.   MISCELLANEOUS.

          (a) GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement shall be governed by the laws of the State of Arizona without reference to rules of conflicts of law. Stockholder hereby consents to the personal jurisdiction of the state and federal courts located in

Arizona for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

          (b) NO ASSIGNMENT. Stockholder shall not assign this Agreement or any rights or obligations under this Agreement without the prior written consent of Gametech.

          (c) NOTICE. Any notice or communication required or permitted under this Agreement shall be made in writing and delivered personally to the other party or sent by certified or registered mail, return receipt requested and postage prepaid.

          (d) ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreements and understandings relating to the subject matter hereof. This Agreement may not be changed or modified, except by an agreement in writing executed by Gametech and Stockholder.

          (e) WAIVER OF BREACH. The waiver of a breach of any term or provision of this Agreement, which must be in writing, shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

          (f) HEADINGS. All captions and section headings used in this Agreement are for convenience only and do not form a part of this Agreement.

          (g) COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


GAMETECH INTERNATIONAL, INC.         STOCKHOLDER

By:
       ------------------------      ----------------------------
                                     Name:

Name:
       ------------------------


Title:
       ------------------------


BINGO TECHNOLOGIES CORPORATION

By:
       ------------------------


Name:
       ------------------------


Title:
       ------------------------

                               NONCOMPETITION AGREEMENT


     This Noncompetition Agreement (the "Agreement") is entered into on February 8, 1999, by and between Gametech International, Inc., a Delaware corporation ("Gametech"), Bingo Technologies Corporation, a Nevada corporation ("BingoTech") and Keith Novotny, a stockholder of BingoTech ("Stockholder"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement (the "Purchase Agreement") dated as of February 8, 1999, among Gametech, BingoTech and the stockholders and indemnitors named therein.

                                      BACKGROUND

     A. The Purchase Agreement provides for the acquisition by Gametech of all of the outstanding capital stock of BingoTech (the "Acquisition").

     B. Stockholder is receiving significant cash and stock of Gametech pursuant to the terms of the Purchase Agreement and Stockholder acknowledges that a portion of the consideration paid by Gametech in connection with the Acquisition is based on Stockholder entering into and performing the obligations of this Agreement.

     C. As a condition to the Acquisition and to preserve the value and goodwill of BingoTech after it is acquired by Gametech, the Purchase Agreement contemplates, among other things, that Stockholder enter into this Agreement and that this Agreement become effective upon the closing of the Acquisition.

     D. BingoTech is currently engaged in the business of developing, designing, manufacturing, marketing, distributing, selling, leasing and licensing electronic gaming products, gaming software, software supporting gaming businesses, and related services including: hand-held electronic bingo daubing products, computerized bingo accounting products, point of sale bingo system products, player tracking systems, casino accounting systems, pulltab accounting systems, big screen electronic bingo daubing products, and networked high-speed bingo products, (the "Business"). The Business also includes all activities planned to be conducted by BingoTech and its subsidiaries as of the Effective Date. Following the Acquisition, Gametech will continue conducting the Business worldwide.

     NOW, THEREFORE, in consideration of the mutual promises made herein, Gametech and Stockholder (collectively referred to as the "Parties") hereby agree as follows:

     1.   COVENANT NOT TO COMPETE OR SOLICIT.

          (a) NON-COMPETITION. For five (5) years after the Effective Date of the Acquisition (the "Noncompetition Period"), Stockholder shall not directly or indirectly, without the prior written consent of Gametech, (i) engage, or attempt to engage, anywhere in the world in (whether as an employee, agent, consultant, advisor, independent contractor, proprietor, partner, officer, director or otherwise) or have any ownership interest in (except for ownership of one percent (1%) or less of any entity whose securities have been registered under the Securities Act of 1933 or

Section 12 of the Securities Exchange Act of 1934 and except for ownership of securities of Gametech) or participate in the financing, operation, management or control of any firm, partnership, corporation, limited liability company, entity or business that is competitive with the Business; or (ii) induce or attempt to induce, directly or indirectly, any customer, supplier or distributor of BingoTech or Gametech to terminate or reduce its relationship with Gametech in order to enter into any relationship with Stockholder or with any other person in a competing Business.

          (b) NON-SOLICITATION. During the Noncompetition Period, Stockholder shall not, directly or indirectly, without the prior written consent of Gametech, solicit or take any other similar action which is intended to induce any employee of Gametech or any subsidiary of Gametech or BingoTech to terminate employment with Gametech or any subsidiary of Gametech or BingoTech.

          (c) SEVERABLE COVENANTS. The covenants contained in the preceding paragraphs shall be construed as a series of separate covenants, one for each county, city, state and country of any geographic area of the world. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenants contained in the preceding paragraphs. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 1 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

          (d) EQUITABLE REMEDY. Stockholder agrees that it would be impossible or inadequate to measure and calculate Gametech's or BingoTech's damages from any breach of the covenants set forth in this Section 1. Accordingly, Stockholder agrees that if he breaches any provision of this Section 1, Gametech or BingoTech will have available, in addition to any other right or remedy otherwise available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement.

          (e) REASONABLENESS OF RESTRICTIONS. Stockholder recognizes that the consideration to be paid and all other obligations of Gametech to be performed pursuant to the Purchase Agreement are intended to secure Stockholder's agreement to the conditions of this Agreement, and Stockholder recognizes that the scope of the restrictions and the foregoing territorial and time limitations are reasonable and properly required for the adequate protection of the business of Gametech and its subsidiaries and affiliates, including, following the Effective Date, BingoTech, and that in the event the foregoing restrictions are deemed to be unreasonable for any reason by any tribunal having jurisdiction, Stockholder agrees to request, and to submit to, a narrowing of the scope of the foregoing restrictions or the reduction of either said territorial or time limitation to such an area or period as shall be deemed reasonable by such tribunal.

     2.   MISCELLANEOUS.

          (a) GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement shall be governed by the laws of the State of Arizona without reference to rules of conflicts of law. Stockholder hereby consents to the personal jurisdiction of the state and federal courts located in

Arizona for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

          (b) NO ASSIGNMENT. Stockholder shall not assign this Agreement or any rights or obligations under this Agreement without the prior written consent of GameTech.

          (c) NOTICE. Any notice or communication required or permitted under this Agreement shall be made in writing and delivered personally to the other party or sent by certified or registered mail, return receipt requested and postage prepaid.

          (d) ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreements and understandings relating to the subject matter hereof. This Agreement may not be changed or modified, except by an agreement in writing executed by Gametech and Stockholder.

          (e) WAIVER OF BREACH. The waiver of a breach of any term or provision of this Agreement, which must be in writing, shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

          (f) HEADINGS. All captions and section headings used in this Agreement are for convenience only and do not form a part of this Agreement.

          (g) COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


GAMETECH INTERNATIONAL, INC.         STOCKHOLDER

By:
       ------------------------      ----------------------------
                                     Name:

Name:
       ------------------------


Title:
       ------------------------


BINGO TECHNOLOGIES CORPORATION

By:
       ------------------------


Name:
       ------------------------


Title:
       ------------------------

                               NONCOMPETITION AGREEMENT


     This Noncompetition Agreement (the "Agreement") is entered into on February 8, 1999, by and between Gametech International, Inc., a Delaware corporation ("Gametech"), Bingo Technologies Corporation, a Nevada corporation ("BingoTech") and John Larsen, a stockholder of BingoTech ("Stockholder"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement (the "Purchase Agreement") dated as of February 8, 1999, among Gametech, BingoTech and the stockholders and indemnitors named therein.

                                      BACKGROUND

     A. The Purchase Agreement provides for the acquisition by Gametech of all of the outstanding capital stock of BingoTech (the "Acquisition").

     B. Stockholder is receiving significant cash and stock of Gametech pursuant to the terms of the Purchase Agreement and Stockholder acknowledges that a portion of the consideration paid by Gametech in connection with the Acquisition is based on Stockholder entering into and performing the obligations of this Agreement.

     C. As a condition to the Acquisition and to preserve the value and goodwill of BingoTech after it is acquired by Gametech, the Purchase Agreement contemplates, among other things, that Stockholder enter into this Agreement and that this Agreement become effective upon the closing of the Acquisition.

     D. BingoTech is currently engaged in the business of developing, designing, manufacturing, marketing, distributing, selling, leasing and licensing electronic gaming products, gaming software, software supporting gaming businesses, and related services including: hand-held electronic bingo daubing products, computerized bingo accounting products, point of sale bingo system products, player tracking systems, casino accounting systems, pulltab accounting systems, big screen electronic bingo daubing products, and networked high-speed bingo products, (the "Business"). The Business also includes all activities planned to be conducted by BingoTech and its subsidiaries as of the Effective Date. Following the Acquisition, Gametech will continue conducting the Business worldwide.

     NOW, THEREFORE, in consideration of the mutual promises made herein, Gametech and Stockholder (collectively referred to as the "Parties") hereby agree as follows:

     1.   COVENANT NOT TO COMPETE OR SOLICIT.

          (a) NON-COMPETITION. For five (5) years after the Effective Date of the Acquisition (the "Noncompetition Period"), Stockholder shall not directly or indirectly, without the prior written consent of Gametech, (i) engage, or attempt to engage, anywhere in the world in (whether as an employee, agent, consultant, advisor, independent contractor, proprietor, partner, officer, director or otherwise) or have any ownership interest in (except for ownership of one percent (1%) or less of any entity whose securities have been registered under the Securities Act of 1933 or Section 12 of the Securities Exchange Act of 1934 and except for ownership of securities of

Gametech) or participate in the financing, operation, management or control of any firm, partnership, corporation, limited liability company, entity or business that is competitive with the Business; or (ii) induce or attempt to induce, directly or indirectly, any customer, supplier or distributor of BingoTech or Gametech to terminate or reduce its relationship with Gametech in order to enter into any relationship with Stockholder or with any other person in a competing Business.

          (b) NON-SOLICITATION. During the Noncompetition Period, Stockholder shall not, directly or indirectly, without the prior written consent of Gametech, solicit or take any other similar action which is intended to induce any employee of Gametech or any subsidiary of Gametech or BingoTech to terminate employment with Gametech or any subsidiary of Gametech or BingoTech.

          (c) SEVERABLE COVENANTS. The covenants contained in the preceding paragraphs shall be construed as a series of separate covenants, one for each county, city, state and country of any geographic area of the world. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenants contained in the preceding paragraphs. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 1 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

          (d) EQUITABLE REMEDY. Stockholder agrees that it would be impossible or inadequate to measure and calculate Gametech's or BingoTech's damages from any breach of the covenants set forth in this Section 1. Accordingly, Stockholder agrees that if he breaches any provision of this Section 1, Gametech or BingoTech will have available, in addition to any other right or remedy otherwise available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement.

          (e) REASONABLENESS OF RESTRICTIONS. Stockholder recognizes that the consideration to be paid and all other obligations of Gametech to be performed pursuant to the Purchase Agreement are intended to secure Stockholder's agreement to the conditions of this Agreement, and Stockholder recognizes that the scope of the restrictions and the foregoing territorial and time limitations are reasonable and properly required for the adequate protection of the business of Gametech and its subsidiaries and affiliates, including, following the Effective Date, BingoTech, and that in the event the foregoing restrictions are deemed to be unreasonable for any reason by any tribunal having jurisdiction, Stockholder agrees to request, and to submit to, a narrowing of the scope of the foregoing restrictions or the reduction of either said territorial or time limitation to such an area or period as shall be deemed reasonable by such tribunal.


     2.   MISCELLANEOUS.

          (a) GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement shall be governed by the laws of the State of Arizona without reference to rules of conflicts of law. Stockholder hereby consents to the personal jurisdiction of the state and federal courts located in

Arizona for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

          (b) NO ASSIGNMENT. Stockholder shall not assign this Agreement or any rights or obligations under this Agreement without the prior written consent of Gametech.

          (c) NOTICE. Any notice or communication required or permitted under this Agreement shall be made in writing and delivered personally to the other party or sent by certified or registered mail, return receipt requested and postage prepaid.

          (d) ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreements and understandings relating to the subject matter hereof. This Agreement may not be changed or modified, except by an agreement in writing executed by Gametech and Stockholder.

          (e) WAIVER OF BREACH. The waiver of a breach of any term or provision of this Agreement, which must be in writing, shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

          (f) HEADINGS. All captions and section headings used in this Agreement are for convenience only and do not form a part of this Agreement.

          (g) COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


GAMETECH INTERNATIONAL, INC.         STOCKHOLDER

By:
       ------------------------      ----------------------------
                                     Name:

Name:
       ------------------------


Title:
       ------------------------


BINGO TECHNOLOGIES CORPORATION

By:
       ------------------------


Name:
       ------------------------


Title:
       ------------------------

                                                                      EXHIBIT C

                                   ESCROW AGREEMENT


     This ESCROW AGREEMENT (this "Agreement") is made and entered into as of February 8, 1999 by and among Gametech International, Inc., a Delaware corporation ("Parent"), Gerald R. Novotny, as agent (the "Securityholders' Agent") for the Stockholders of Bingo Technologies Corporation (the "Company"), John A. Larsen ("JL"), Siblings Partners, L.P., a Delaware limited partnership ("Siblings"; JL and Siblings collectively, the "Stockholders"), Gerald R. Novotny ("GN"), and Keith A. Novotny and US Bank Trust, N.A., as the escrow agent (the "Escrow Agent").

                                       RECITALS

     A. Parent, Siblings, JL, GN and KN have entered into a Stock Purchase Agreement, dated February 8, 1999 (together with the Exhibits and Schedules thereto, the "Acquisition Agreement"), pursuant to which the Company became a wholly-owned subsidiary of Parent. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Acquisition Agreement.

     B. GN, KN and JL have agreed to provide certain indemnities to Parent in connection with the Acquisition. GN and KN are beneficial owners of Siblings.

     C. Pursuant to the Acquisition Agreement, Parent shall deposit with the Escrow Agent the Siblings Escrow Shares (consisting of 373,387 shares of Parent Common Stock), the Siblings Escrow Cash (consisting of $1,371,118) and the JL Escrow Cash (consisting of $581,093), collectively, the Escrow Fund, and such Escrow Fund will be released pursuant to the terms and conditions of the Acquisition Agreement and this Agreement.

     NOW, THEREFORE, in consideration of the representations, warranties and covenants set forth herein and in the Acquisition Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto and Escrow Agent agree as follows:

     1. ESCROW AMOUNT. Parent has delivered directly to the Escrow Agent, as provided by the Acquisition Agreement, (i) the Siblings Escrow Cash and JL Escrow Cash for deposit into an interest bearing account, and (ii) certificates, registered in the name of US Bank Trust, N.A. as escrow agent, representing the Siblings Escrow Shares. The Siblings Escrow Cash and the JL Escrow Cash shall be initially deposited in a money market account with US Bank Trust, N.A., and thereafter shall be invested as Parent and the Securityholders' Agent shall mutually agree. Siblings shall have voting rights with respect to the Siblings Escrow Shares.

     2.   DISBURSEMENT FOR INDEMNIFICATION.

          (a) NOTICES OF CLAIMS. Parent shall give prompt written notice (the "Claim Notice") to the Securityholders' Agent and the Escrow Agent of any claim or event known to it which gives rise or may give rise to a claim for indemnification under Article VII of the Acquisition Agreement. The Claim Notice shall specify the nature and estimated amount of Damages (the "Claimed Amount"). The failure of Parent to give notice as provided in this
Section 2(a) shall not relieve any Stockholder of its obligations under
Article VII of the Acquisition Agreement, except to the extent that such failure has adversely affected the rights of such Stockholder. In the case of any claim for indemnification hereunder arising out of a claim, action, suit or proceeding brought by any person who is not a party to this Agreement (a "Third-Party Claim"), Parent also shall give the Securityholders' Agent copies of any written claims, process or legal pleadings with respect to such Third-Party Claim promptly after such documents are received by Parent.

          (b) OBJECTIONS TO CLAIMS. Within 20 days after delivery of a Claim Notice, the Securityholders' Agent shall provide written notice (the "Certificate of Objection") to Parent and the Escrow Agent of his objections, if any, to the Claim Notice.

               (i) If the Securityholders' Agent fails to deliver the Certificate of Objection to Parent and the Escrow Agent within such time period, Parent shall be entitled to receive the Claimed Amount from the Escrow Fund in accordance herewith.

               (ii) If the Securityholders' Agent delivers a Certificate of Objection to Parent and the Escrow Agent (it being understood that Escrow Agent may rely on such Certificate of Objection for the purposes of refusing to make any disbursement), the amounts shall not be released from the Escrow Fund until such time as (A) joint written instructions (the "Joint Instructions"), executed by the Securityholders' Agent and Parent, are delivered to the Escrow Agent directing the Escrow Agent to the manner and amount of any disbursement to be made, (B) a written order from an arbitrator or arbitrators issued pursuant to 2(b)(iii) below or (C) a certified copy of a final unappealable order or judgment of a court of competent jurisdiction determining that an amount is due to Parent is delivered to the Escrow Agent. As used in this Agreement, a Claim Notice for which no Certificate of Objection from the Securityholders' Agent is received, Joint Instructions, arbitrator's order or court judgment are referred to collectively as the "Applicable Release Document." As used in this Agreement, the Claimed Amount in a Claim Notice for which no Certificate of Objection from the Securityholders' Agent is received, or the amount specified in such Joint Instructions, arbitrator's order, or court judgment, as the case may be, is the "Indemnity Amount" with respect to such claim.

               (iii) RESOLUTION OF CONFLICTS; ARBITRATION.

                     (1) In case the Securityholders' Agent has delivered a Certificate of Objection, the Securityholders' Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholders' Agent and Parent should so agree, Joint Written Instructions indicating such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent.

                     (2) If no such agreement can be reached after good faith negotiation, either Parent or the Securityholders' Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and the Securityholders' Agent. In the event that within forty-five
(45) days after submission of any dispute to arbitration, Parent and the Securityholders' Agent cannot mutually agree on one arbitrator, Parent and the Securityholders' Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgement of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a court of competent law or equity, should the arbitrator or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Claim Notice shall be binding and conclusive upon the parties to this Agreement, and the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s).

                    (3)  Judgment upon any award rendered by the
arbitrator(s) may be entered in any court having jurisdiction. Any such arbitration shall be held in Tempe, Arizona under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

          (c) RELEASE OF ESCROW. Distributions to Parent with respect to Indemnity Amounts shall be allocated to the Siblings Escrow Shares, the Siblings Escrow Cash, the JL Escrow Cash and the JL Offset Amount as set forth on Exhibit A hereto, except that in the event that an Indemnity Amount is based on a matter described in the last sentence of Section 7.2(a) of the Acquisition Agreement, such Indemnity Amount shall be specially allocated to the responsible party or parties, and such special allocation shall be contained in the Applicable Release Document. To the extent that a distribution is allocated to the Siblings Escrow Shares, GN shall within 10 days pay to the Escrow Agent the amount of such allocation in cash, and the Escrow Agent shall pay such cash to Parent and release to Siblings a number of the Siblings Escrow Shares equal to such cash amount divided by the Parent Share Deemed Value. If GN fails to pay such amount of cash, upon request of Parent, the Escrow Agent shall deliver to Parent a number of Siblings Escrow Shares equal to such amount of cash divided by the Parent Share Deemed Value or the last reported sale price of Parent Common Stock at the most recent close of daily trading prior to the date of the Applicable Release Document, whichever is less. To the extent that a distribution is allocated to the JL Escrow Cash and the JL Offset, it shall first be paid from the JL Escrow Cash, and to the extent that JL Escrow Cash is insufficient to satisfy such combined allocation, Parent shall offset such excess amount prorata over the next 12 monthly installments of the JL Deferred Cash. Subject to the foregoing, upon receipt by the Escrow Agent of an Applicable Release Document, Escrow Agent shall deliver to Parent an amount of cash equal to the Indemnity Amount.

          (d) EXAMPLE. If, for example, the allocations of Exhibit A were Siblings Escrow Shares 30%, Siblings Escrow Cash 35%, JL Escrow Cash 16% and the JL Offset Amount 19%, and the Indemnity Amount were $2,000,000, GN would pay the Escrow Agent (for payment to Parent) $600,000, $700,000 of the Siblings Escrow Cash would be paid to Parent, all of the JL Escrow Cash ($581,093) would be paid to Parent, and Parent would offset $118,907 against the JL Deferred Cash.

     3.   INTERIM DISTRIBUTIONS TO STOCKHOLDERS; TERMINATION OF ESCROW.

          (a) INTERIM DISTRIBUTIONS TO STOCKHOLDERS. Twelve months after the Closing Date Parent shall instruct the Escrow Agent to release to the Stockholders that amount of the Escrow Fund in excess of the Maximum Liability Amount then in effect. Similarly, 18 months after the Closing Date Parent shall instruct the Escrow Agent to release to the Stockholders that amount of the Escrow Fund in excess of the Maximum Liability Amount then in effect. In each such instance, in determining the portion of the Escrow Fund to be released to JL, the JL Escrow Cash and the JL Offset Amount shall be released in the proportion that the JL Escrow Cash bears to the sum of the JL Escrow Cash and the JL Offset Amount.

          (b)  DISBURSEMENT OF ESCROW FUND UPON TERMINATION.  Subject to
Section 3(c) below, if, at the close of business on the twenty-four month anniversary of the Closing Date (the "Final Release Date"), any amounts still remain in the Escrow Fund, and no claims for Damages are then pending, then any of the Escrow Fund, together with any interest thereon, remaining in the Escrow Account shall be disbursed as follows. Escrow Agent shall distribute the remaining Siblings Escrow Shares and Siblings Escrow Cash to Siblings, and the remaining JL Escrow Cash to JL according to written instructions provided to the Escrow Agent by the Securityholders' Agent.

          (c) ESCROW RESERVE. In the event that, at the Final Release Date, unresolved claims for indemnification shall have been made by Parent, (i) Escrow Agent shall set aside and retain (to the extent available in the then-remaining Escrow Account) as a reserve to cover such claim or claims (such amount so set aside and reserved, as reduced from time to time pursuant to the provisions of this Agreement, being herein called the "Escrow Account Reserved Amount") such number of Siblings Escrow Shares (valued at the Parent Share Deemed Value or the last reported sale price of Parent Common Stock at the most recent close of daily trading prior to the date of release, whichever is less), such amount of Sibling Escrow Cash and such amount of JL Escrow Cash, all in the proportions set forth on Exhibit A, to satisfy the Claimed Amount of all unresolved claims, and (ii) if such Siblings Escrow Shares, Siblings Escrow Cash and JL Escrow Cash are insufficient to cover unresolved claims, Parent shall be entitled to withhold such number of installments of JL Deferred Cash (not in excess of the JL Offset Amount) as necessary to cover any unresolved claims as part of the Escrow Account Reserve Amount. Distributions of the Escrow Account Reserved Amount shall be made by the Escrow Agent upon receipt of an Applicable Release Document. After resolution of any pending claim, any Escrow Account Reserved Amount remaining shall be distributed in accordance with the provision of Section 3(b) above.

     4. PROTECTION OF ESCROW FUND. The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such funds as a trust fund in accordance with the terms of this Agreement and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

     5.   ESCROW AGENT'S DUTIES.

          (a) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying on any instrument reasonably believed to be genuine (or to be a genuine copy or facsimile of such instrument) and to have been signed or presented by the proper Party or Parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

          (b) The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the Parties or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

          (c) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the Parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

          (d) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

          (e) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholders' Representative, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

          (f) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and the Escrow Amount and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, may be required of the Escrow Agent. Furthermore, the Escrow Agent may at its option file an action of interpleader requiring the Parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and the Escrow Amount. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

          (g) Parent shall pay the Escrow Agent its fees. Except in the case of gross negligence or willful misconduct on the part of the Escrow Agent, the Parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

          (h) The Escrow Agent may resign at any time upon giving at least fifteen (15) days written notice to the Parties; provided, however, that no such resignation shall become effective until the appointment of a successor Escrow Agent which shall be accomplished as follows: The Parties shall use their best efforts to mutually agree on a successor Escrow Agent within fifteen (15) days after receiving such notice. If the Parties fail to agree upon a successor Escrow Agent within such time, the Escrow Agent shall have the right to appoint a successor Escrow Agent which regularly serves as an escrow agent in connection with commercial transactions of similar size to that related to the Escrow Fund. The successor Escrow Agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

          (i) The Escrow Agent is not a party to, or is not bound by, any provisions which may be evidenced by, or arise out of, any agreement other than as therein set forth under the express provisions of this Escrow Agreement.

          (j) The Escrow Agent shall not be required to take notice of any default or to take any action with respect to such default involving any expense or liability, unless notice in writing of such default is formally given to [title], of the Escrow Agent and unless it is indemnified, in a manner satisfactory to it, against such expense or liability.

          (k) The Escrow Agent may seek the advice of legal counsel in the event of any question or dispute as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such legal counsel.

          (l) The Escrow Agent shall not be answerable for the default or misconduct of any agent or legal counsel employed or appointed, at its discretion, by it if such agent or legal counsel shall have been selected with reasonable care.

     6.   SECURITYHOLDERS' AGENT; POWER OF ATTORNEY.

          (a) GN shall be appointed as the Securityholders' Agent for each Stockholder of the Company, for and on behalf of Stockholders, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the Stockholders from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Securityholders' Agent may not be removed unless holders of a majority interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. No bond shall be required of the Securityholders' Agent, and the Securityholders' Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholders' Agent shall constitute notice to or from each of the Stockholders.

          (b) The Securityholders' Agent shall not be liable for any act done or omitted hereunder as Securityholders' Agent while acting in good faith and in the exercise of reasonable judgment. The Stockholders on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Securityholders' Agent and hold the Securityholders' Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholders' Agent and arising out of or in connection with the acceptance or administration of the Securityholders' Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholders' Agent.

          (c) A decision, act, consent or instruction of the Securityholders' Agent shall constitute a decision of all the Stockholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such Stockholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholders' Agent as being the decision, act, consent or instruction of each and every such Stockholder. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholders' Agent.

     7.   GENERAL PROVISIONS.

          (a) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (i)  if to Parent to:

                    Gametech International, Inc.

                    2209 West 1st Street

                    Suite 113

                    Tempe, AZ  85281-7245

                    Attention:     Chief Executive Officer

                    Facsimile:     602/804-1403

                    Telephone:     602/804-1101

                    with a copy to:

                    Wilson Sonsini Goodrich & Rosati, P.C.

                    650 Page Mill Road

                    Palo Alto, California 94304

                    Attention:     Blair Stewart, Esq.

                    Facsimile:     (650) 493-6811

                    Telephone:     (650) 493-9300

               (ii) if to Securityholders' Representative:

                    Gerald R. Novotny

                    2118 The Back Road

                    Glenbrook, NV  89413

                    Facsimile: (702) 586-4515

                    Telephone:  (702) 749-5242

                    with a copy to:

                    Gibson, Dunn & Crutcher LLP

                    1530 Page Mill Road

                    Palo Alto, CA  94303

                    Attention:     Lawrence Calof, Esq.

                    Facsimile:     (650) 849-5333

                    Telephone:     (650) 849-5331

              (iii) if to Escrow Agent:

                    US Bank Trust, N.A.

                    Global Escrow Depository Services #SANF0527

                    One California Street, 4th Floor

                    San Francisco, CA  94111

                    Attention:     Ann Gadsby, Vice President

                    Facsimile:     (415) 273-4593

                    Telephone:     (415) 273-4532

          Any notice sent by mail shall be deemed given five (5) days after deposited with the U.S. Postal Service; any notice sent by overnight delivery service shall be deemed given the day after deposit; any notice given by facsimile shall be deemed given one (1) hour after transmission, or if not a business day, on the next business day.

          (b) INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (c) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and the Escrow Agent and delivered to the other Party and Escrow Agent, it being understood that all Parties and the Escrow Agent need not sign the same counterpart.

          (d) ENTIRE AGREEMENT. This Agreement among the Parties hereto and the Escrow Agent, together with the Acquisition Agreement: (i) constitutes the entire agreement among the Parties and the Escrow Agent with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Parties and the Escrow Agent with respect to the subject matter hereof; (ii) except as expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder; and (iii) shall not be assigned by operation of law or otherwise, except as otherwise specifically provided in writing by the Parties and the Escrow Agent hereto; provided that Purchaser may assign its rights and obligations hereunder to any of its subsidiaries, parents, or affiliates or any successor in interest to the business of such Purchaser.

          (e) SEVERABILITY. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

          (f) AMENDMENT; WAIVERS. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the Parties and the Escrow Agent, or in the case of a waiver, by the Party or Escrow Agent waiving compliance. Any waiver by any Party or Escrow Agent of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

          (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

          (h) RULES OF CONSTRUCTION. The Parties hereto and the Escrow Agent agree that they each have been represented by counsel during the negotiation and execution of this Agreement and acknowledge that they each understand all provisions of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          (i) AUTOMATIC SUCCESSION. Notwithstanding anything in this Agreement to the contrary, any company into which the Escrow Agent may be merged or with which it may be consolidated, or any company to whom the Escrow Agent may transfer a substantial amount of its global escrow business, shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the Parties, provided, however, the Escrow Agent shall at no time during the term of this Agreement have a substantial financial relationship with either the Parent or Company.

     IN WITNESS WHEREOF, Parent, Company, Securityholders' Agent, the Stockholders, GN, KN, and the Escrow Agent have caused this Agreement to be signed by them or their respective duly authorized officers, all as of the date first written above.

                                   GAMETECH INTERNATIONAL, INC.

                                   By: ___________________________________

                                   Name:

                                   Title:

                                   SECURITYHOLDERS' REPRESENTATIVE

                                   _______________________________________
                                   Gerald R. Novotny

                                   ESCROW AGENT

                                   US BANK TRUST, N.A.

                                   as Escrow Agent

                                   By: ___________________________________

                                   Name:

                                   Title:

                                   STOCKHOLDERS

                                   SIBLINGS PARTNERS, L.P.


                                   By: ___________________________________

GERALD R. NOVOTNY

                                   Title: ________________________________


                                   _______________________________________
KEITH A. NOVOTNY                   JOHN A. LARSEN

                         SIGNATURE PAGE TO ESCROW AGREEMENT

                                   EXHIBIT A


                       Allocation of Payments to Parent

                                                         DOLLARS    RATIO
                                                         -------    -----

          Siblings Escrow Shares   373,387 x $3.25*=   $1,213,508   .3110

          Siblings Escrow Cash                          1,371,118   .3514

          JL Escrow Cash                                  581,093   .1489

          JL Offset Amount                                736,253   .1887
                                                       ----------  ------
                                                       $3,901,972  1.0000

          * Parent Share Deemed Value

                                                                 EXHIBIT D-1

                             GAMETECH INTERNATIONAL, INC.

                                 EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into at Tempe, Arizona on this 8th day of February, 1999 by and between Gametech International, Inc., a Delaware corporation ("Gametech"), and Gerald R. Novotny ("Executive") and shall be effective as of the Effective Date as defined in Paragraph 3 of this Agreement.

                                       WHEREAS

     A. Bingo Technologies Corporation ("BingoTech") and the other parties thereto have entered into a Stock Purchase Agreement dated as of February 8, 1999 (the "Acquisition Agreement"), pursuant to which BingoTech has become a wholly-owned subsidiary of Gametech (the "Acquisition"), and which requires, among other things, that Executive enter into this Agreement.

     B.   Executive has been employed as an employee of BingoTech.

     C. Gametech intends to continue the business of BingoTech after the Closing of the Acquisition Agreement. To preserve and protect the assets of BingoTech, including BingoTech's goodwill and customers of which the Executive has, and will have, knowledge in his role as an employee of Gametech, the Executive has agreed to enter into this Agreement.

     NOW, THEREFORE, in consideration of the provisions hereinafter described, Gametech and Executive agree as follows:

     1.   DUTIES OF EXECUTIVE

     During the term of this Agreement, Executive shall be employed by Gametech as Vice President of Strategic Business Development of Gametech, reporting to the Chief Executive Officer of Gametech, and in that capacity shall perform all functions and duties consistent with such position on behalf of Gametech in an efficient, trustworthy and professional manner.

     Executive agrees to devote such time as necessary for the performance of his duties under this Agreement so long as his employment under this Agreement is continued by Gametech. Notwithstanding the above, Executive shall be entitled to reasonable absences for administrative meetings and to pursue other outside activities. Executive also shall be permitted to serve as a member of the Board of Directors of other organizations, subject to approval by the Board, on a case by case basis. Such approval shall be granted if it can be reasonably demonstrated that such service does not involve a competitor of Gametech or its Enterprises and does not materially interfere with effective performance of Executive's duties under this Agreement.

     2.   TERM OF AGREEMENT

     Unless terminated sooner in accordance with the provisions of this Agreement, Gametech shall employ Executive and Executive accepts such employment under the conditions set forth herein for a two (2) year term (the "Term") beginning on the Effective Date of this Agreement and ending upon the close of business on the second anniversary of the Effective Date. Notwithstanding the foregoing, if this Agreement is not terminated in accordance with the provisions herein on or before the expiration of its Term, such Term shall continue, and the Agreement shall continue in force for successive two (2) year periods unless, at least ninety (90) days prior to the expiration of the Term of the Agreement, or ninety (90) days prior to the expiration of any subsequent two (2) year Term, either Executive or Gametech gives the other party written notice of its intent to terminate the Agreement at the end of such Term.

     3.   DEFINITIONS

     For purposes of this Agreement, the following terms shall have the meanings set forth in this Paragraph 3:

          a. "ANNUAL BASE SALARY" OR "BASE SALARY" shall mean the annual base salary rate in effect for Executive from time to time during the accordance with the provisions of Paragraph 4.a. of this Agreement.

          b. "ANNUAL BONUS" OR "BONUS" shall mean a cash payment available annually (or as otherwise provided for in this document) to Executive in addition to Base Salary as determined in accordance with Paragraph 4.b. of this Agreement.

          c. "CAUSE" shall mean (i) Executive's conviction for any felony involving moral turpitude; (ii) any conduct by Executive which is materially injurious to Gametech or its Enterprises, including any action or inaction by Executive which may jeopardize any governmental registrations, licenses, permits or other governmental permission, material to the business of Gametech in any jurisdiction that Gametech does or seeks or may seek to do business or (iii) any material breach of this Agreement by Executive. (Such cause for conduct shall exist if Executive is guilty of dishonesty, gross neglect of duty hereunder, or other similarly serious act or omission which materially impairs Gametech's ability to conduct its ordinary business in its usual manner.). Cause shall be determined by the Board of Directors.

          d.   "CHANGE OF CONTROL" shall mean any of the following events:
(i) Gametech consolidates with, or merges with or into, another entity or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of Gametech's assets to any entity, or any entity consolidates with, or merges with or into, Gametech and Gametech is not the surviving Corporation; (ii) the liquidation or dissolution of Gametech; (iii) during any consecutive two year period, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of Gametech was approved by a vote of the majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the Board then in office, or (iv) any person or group (as such terms are defined in Section 13(d) and 14(d) under the Securities Exchange Act of 1934 (the "Exchange Act")) is or becomes the beneficial owner (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act, except that a person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) directly or indirectly of more than 30% of the total voting power entitled to vote in the election of the Board; PROVIDED, however, that such person or group shall not include any person or group that is the beneficial owner of more than 5% of the total voting power as of the date of this Agreement.

          e. "COMPENSATION COMMITTEE" means the Compensation Committee of the Board of Directors.

          f. "CONSTRUCTIVE TERMINATION" shall mean Executive's voluntary Termination of Service within twelve (12) months following a Change of Control or within ninety (90) days following the occurrence of one or more of the following events, except if such event is approved in writing by Executive prior to its occurrence:

                    (i) A failure by Gametech to abide by any part of this Agreement that is not remedied within thirty (30) business days after receiving written notification by Executive of such failure;

                    (ii) A material reduction in Executive's title or responsibilities;

                    (iii) Relocation of Executive's primary place of work to a location other than the Carson City, Nevada area.

          g. "DISABILITY" shall be deemed to have occurred if Executive makes application for or is otherwise eligible for disability benefits under any Gametech-sponsored long-term disability program covering Executive, and Executive qualifies for such benefits. In the absence of a Gametech-sponsored long-term disability program covering Executive, Executive shall be presumed to be totally and permanently disabled if so determined by Gametech's Board following the Board's review of two independent medical opinions satisfactory to the Board certifying that Executive will be permanently unable to perform his normal duties as a result of a physical or mental condition.

          h.   "EFFECTIVE DATE" shall mean the date of this Agreement.

          i. "ENTERPRISE" shall mean any joint venture, business pursuant to a joint operating agreement, or other alliance or affiliated business of Gametech.

          j. "EXECUTIVE'S SPOUSE" shall mean Executive's spouse upon the execution of this Agreement, except as otherwise designated herein. (All spousal pension benefits under this Agreement shall be non-transferable should Executive remarry.)

          k. "FISCAL YEAR" shall mean the twelve-month period beginning November 1, unless Gametech, with the approval of the Internal Revenue Service, shall establish a different fiscal year.

          l. "SERVICE" shall mean Executive's employment with Gametech, or any affiliated organization, including any leave of absence approved by the Board.

          m. "TERMINATION OF SERVICE" shall mean Executive's termination of Service for any reason whatsoever, including death.

     4.   EXECUTIVE'S RIGHTS WHILE EMPLOYED BY GAMETECH

          a. BASE SALARY. Beginning on the Effective Date, during the Term the minimum Annual Base Salary payable to Executive shall be $100,000. Such Base Salary shall be paid in equal semi-monthly installments on Gametech's normal payroll dates. Executive's Base Salary shall be reviewed annually by the Compensation Committee if any, otherwise by the Board, and may be increased but not decreased from time to time based on prevailing market conditions, performance of the Executive and other considerations.

          b. ANNUAL BONUS. All fiscal year bonus amounts will be determined by and awarded in the sole discretion of the Compensation Committee if any, otherwise by the Board commensurate with Executive's performance and the overall performance of Gametech, or pursuant to a plan which may be adopted by Gametech making payment of bonuses contingent upon achievement of goals and objectives set by the Board for the fiscal period.

          c. LONG-TERM INCENTIVES. Executive shall participate in any Long-Term Incentive Plan that may be designed specifically for Executive or provided to other executives of Gametech during the Term. Subject to the sole discretion of the Board of Directors, grants to Executive under such Long-Term Incentive Plan shall be generally comparable to Executive in amount and other key design features, including vesting restrictions, with any other plans provided to any other executive at Gametech.

          d. FRINGE BENEFITS AND OTHER. Gametech shall provide Executive with the following:

                    (i) Such benefits and perquisites, including but not limited to medical insurance for Executive and his family (consistent with Gametech's benefits plans), disability insurance, deferred compensation or any form of savings or retirement plan, and an automobile allowance as may from time to time be provided to other executives of Gametech, which automobile allowance shall initially be $750 per month. Such benefits and perquisites shall exclude fees paid for Board or Board Committee service, which are hereby included in Executive's Base Salary. Benefits and perquisites shall be provided at the same proportional cost to Executive as that paid by other executives of Gametech who participate in such programs;

                    (ii) Reasonable vacation/sick leave each year during the Term of thirty (30) days. Executive is allowed to accrue a maximum of sixty (60) full days of unused vacation/sick leave time. Said vacation/sick leave shall not reduce Executive's compensation under this Agreement;

                    (iii) Payment of premiums on professional liability insurance for Executive;

                    (iv) Payment of dues for such professional societies and associations of which Executive is a member that benefit Gametech;

                    (v) Nothing in this Agreement shall be construed as limiting or restricting any benefit to Executive under any pension, profit-sharing or similar retirement plan, or under any group life or group health or accident or other plan of Gametech, for the benefit of its employees generally or a group of them, now or hereafter in existence.

     5.   EXECUTIVE'S RIGHTS UPON TERMINATION OF SERVICE

          a. FOR REASON OF VOLUNTARY RESIGNATION CONSTITUTING CONSTRUCTIVE TERMINATION OR TERMINATION BY GAMETECH WITHOUT CAUSE. In the event of Executive's Termination of Service for reason of (I) voluntary resignation by Executive constituting Constructive Termination, (ii) Executive's Termination of Service by Gametech without Cause or (iii) Executive's Termination of Service for any reason except those specifically described in Paragraphs 5.b through 5.f herein, Executive (or if Executive dies while benefits remain under this Agreement, Executive's beneficiaries as designated in accordance with the provisions of Paragraph 9 herein) shall be entitled to receive the following upon such Termination of Service:

                    (i) Payment immediately upon Executive's Termination of Service of any previously unpaid Base Salary and any Bonus granted and previously unpaid or the pro-rata portion of any Bonus earned by Executive pursuant to any plan (if necessary, Gametech may pay such Bonus when all bonuses for that Fiscal Year are calculated and paid) through the date of Executive's Termination of Service;

                    (ii) Immediate vesting of any stock options or other rights previously provided to Executive under any Gametech Long-Term Incentive Plan;

                    (iii) Payment of a lump sum amount equal to two (2) years of Executive's Base Salary; and

                    (iv) Medical, life and disability insurance for a period of two years (consistent with Gametech's benefit plans).

     In the event of a Change of Control, Executive shall be also be entitled to the protections outlined in Paragraph 7 herein.

          b. FOR REASON OF EXPIRATION OF THE TERM OF THIS AGREEMENT. In the event of Executive's Termination of Service for reason of expiration of the Term of this Agreement pursuant to Paragraph 2 hereof, Executive (or if, after expiration of the Term, Executive dies while benefits remain due under this Agreement, Executive's beneficiaries as designated in accordance with the provisions of Paragraph 9 thereof) shall be entitled to receive the following upon such Termination of Service:

                    (i) Payment immediately upon Executive's Termination of Service of any previously unpaid Base Salary and any Bonus granted and previously unpaid or the pro-rata portion of any Bonus earned by Executive pursuant to any plan (if necessary, Gametech may pay such Bonus when all bonuses for that Fiscal Year are calculated and paid) through the date of Executive's Termination of Service;

                    (ii) Immediate vesting of any stock options or other rights previously provided to Executive under any Gametech Long-Term Incentive Plan;

                    (iii) Payment of any Disability or other benefits, accrued and owed to Executive as of the date of the expiration of the Term (consistent with Gametech's benefit plans), by Gametech in accordance with the terms and conditions of such benefits and this Agreement;

                    (iv) Payment of a lump sum amount equal to ONE (1) year of Executive's Annual Base Salary.

          c. FOR REASON OF DISABILITY. In the event of Executive's Termination of Service for reason of Disability, Executive (or if Executive dies while benefits remain due under this Agreement, Executive's beneficiaries as designated in accordance with the provisions of Paragraph 9 hereof) shall be entitled to receive the following upon such Termination of Service:

                    (i) Payment immediately upon Executive's Termination of Service of any previously unpaid Base Salary and any Bonus granted and previously unpaid or the pro-rata portion of any Bonus earned by Executive pursuant to any plan (if necessary, Gametech may pay such Bonus when all bonuses for that Fiscal Year are calculated and paid) through the date of Executive's Termination of Service;

                    (ii) Immediate vesting of any stock options or other rights previously provided to Executive under any Gametech Long-Term Incentive Plan;

                    (iii) Payment of any disability or other benefits, accrued and owed to Executive as of the date of the expiration of the Term (consistent with Gametech's benefit plans), by Gametech and medical insurance for (1) year after Termination of Service (consistent with Gametech's benefit plans), each in accordance with the terms and conditions of such benefits and this Agreement;

                    (iv) Payment of a lump sum amount equal to the remaining Term of Executive's Base Salary.

          d. FOR REASON OF DEATH. In the event of Executive's Termination of Service for Reason of Death, Executive's beneficiaries as designated in accordance with the provisions of Paragraph 9 hereof shall be entitled to receive the following upon such Termination of Service;

                    (i) Payment immediately upon Executive's Termination of service of any previously unpaid Base Salary and any Bonus granted and previously unpaid or the pro-rata portion of any Bonus earned by Executive pursuant to any plan (if necessary, Gametech may pay such Bonus when all bonuses for that Fiscal Year are calculated and paid) through the date of Executive's Termination of Service;

                    (ii) Immediate vesting of any stock options or other rights previously provided to Executive under any Gametech Long-Term Incentive Plan;

                    (iii) Payment of any other benefits accrued and owed to Executive as of the date of the expiration of the Term (consistent with Gametech's benefit plans) provided by Gametech in accordance with the terms and conditions of such benefits and this Agreement;

                    (iv) Payment of a lump sum amount equal to the remaining Term of Executive's Base Salary. (Payment to be made to Executive's Estate.)

          e. FOR REASON OF VOLUNTARY RESIGNATION NOT CONSTITUTING CONSTRUCTIVE TERMINATION. In the event of Executive's Termination of Service for reason of voluntary resignation by Executive not constituting Constructive Termination, Executive shall be entitled to receive the following upon such Termination of Service;

                    (i) Payment immediately upon Executive's Termination of Service of any previously unpaid Base Salary and any Bonus granted and previously unpaid or the pro-rata portion of any Bonus earned by Executive pursuant to any plan (if necessary, Gametech may pay such Bonus when all bonuses for that Fiscal Year are calculated and paid) through the date of Executive's Termination of Service;

                    (ii) Performance of Gametech obligations with respect to Executive's exercise of any stock options or other rights previously granted to Executive under any Gametech Long-Term Incentive Plan provided such options or other rights have vested as of the date of the termination of Executive's service in accordance with any agreement between Gametech and Executive covering such options or other rights; and

                    (iii) Payment of any Disability or other benefits, accrued and owed to Executive as of the date of the expiration of the Term (consistent with Gametech's benefit plans) by Gametech in accordance with the terms and conditions of such benefits and this Agreement.

          f. FOR REASON OF CAUSE. In the event of Executive's Termination of Service for reason of Cause, Gametech's obligations to Executive shall be limited to:

                    (i) Payment immediately upon Executive's Termination of Service of any previously unpaid Base Salary;

                    (ii) Performance of Gametech obligations with respect to Executive's exercise of any stock options or other rights previously granted to Executive under any Gametech Long-Term Incentive Plan provided such options or other rights have vested as of the date of the termination of executive's service in accordance with any agreement between Gametech and Executive covering such options or other rights.

     6.   MITIGATION AND OFFSET REQUIREMENTS

     Executive shall not be required to mitigate the amount of any benefit provided for in this Agreement by actively seeking alternative employment during the period in which such benefits are paid. In addition, except as provided for in Paragraph 8 hereof, Executive shall not be required to offset any such benefits provided for in this Agreement by amounts earned as a result of Executive's employment or self-employment during the period in which Executive is entitled to receive such benefits.

     7.   ADDITIONAL RIGHTS UPON A CHANGE OF CONTROL.

     In addition to Executive's rights to effect a Constructive Termination of Service within twelve (12) months upon a Change of Control, the Term of this Agreement shall be automatically extended through the close of business twenty-four (24) months following the effective date of any Change of Control.

     8. BREACH OF CONFIDENTIALITY OR ENTERING INTO A DIRECT COMPETITION DURING THE AGREEMENT PERIOD.

     During the period in which this Agreement remains in force and while Executive is entitled to receive any benefits under this Agreement, Executive shall not, without prior written consent of the Board or pursuant to and consistent with the order of any court, legislative body or regulatory agency,
(a) breach the terms of the Non-Competition Agreement between Executive and Gametech, (b) disclose to any third party, either directly or indirectly, any non-public information regarding Gametech's or its Enterprises' business, customers, financial condition, strategies or operations the disclosure of which could possibly harm Gametech or its Enterprises in any material way. This Paragraph 8 shall not apply to any investment by Executive in the stock of a publicly-traded corporation, provided such investment constitutes less than five percent (5%) of such corporation's voting shares.

     In the event that Executive violates this Paragraph 8, Executive's rights to any benefits under this Agreement shall immediately terminate.

     9.   SUCCESSORS

     The rights and duties of a party hereunder shall not be assignable by that party; PROVIDED, HOWEVER, that this Agreement shall be binding upon and shall inure to the benefit of any successor of Gametech, and any such successor shall be deemed substituted for Gametech under the terms of this Agreement; PROVIDED FURTHER that in the event of death of Executive, the distribution of benefits remaining due under this Agreement shall be to beneficiaries designated by Executive. The term successor as used herein shall include any person, firm, corporation or other business entity which at any time, by merger, purchase or otherwise, acquires substantially all of the assets or business of Gametech.

     10.  ATTORNEYS' FEES

          a. SUBSEQUENT TO ANY CHANGE OF CONTROL. Subsequent to any Change of Control, in any action at law or in equity brought by either party hereto to enforce any of the provisions or rights under this Agreement, Gametech, in addition to bearing its own expenses, shall pay to Executive all costs, expenses and reasonable attorneys' fees incurred therein by Executive (including without limitation such costs, expenses and fees on any appeals), and if Executive shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included as part of such judgment

          b. PRIOR TO ANY CHANGE OF CONTROL. Prior to any Change of Control, in any arbitration or action at law or in equity brought by either party hereto to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such proceeding, as determined by a court or arbitrator in a final judgment or decision, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred therein by such party or parties (including without limitation such costs, expenses and reasonable fees relating to any appeals), and if such successful party or parties shall recover judgment in any such arbitration, action or proceeding, such costs, expenses and attorneys' fees shall be included as part of such judgment.

     Notwithstanding the foregoing provisions, in no event prior to a Change of Control shall the successful party or parties be entitled to recover an amount from the unsuccessful party or parties for costs, expenses and attorneys' fees that exceeds the costs, expenses and attorneys' fees incurred by the unsuccessful party in connection with the action or proceeding.

     11.  ARBITRATION

     Gametech and Executive agree with each other that any claim arising out of or relating to the interpretation of this Agreement or the breach of this Agreement or Executive's employment by Gametech, including, without limitation, any claim for compensation due, wrongful termination and any claim alleging discrimination or harassment in any form shall be resolved by binding arbitration, except for claims following a Change of Control and claims in which injunctive relief is sought and obtained. The arbitration shall be administered by the American Arbitration Association under its Commercial Arbitration Rules at the American Arbitration Association Office nearest Executive's place of employment. Notwithstanding anything contrary in the Commercial Arbitration Rules, the arbitrator shall award costs, expenses and reasonable attorney's fees to the prevailing party as provided in Section 10.b hereof. The award entered by the arbitrator shall be final and binding in all respects and judgment thereon may be entered in any court having jurisdiction.

     12.  ENTIRE AGREEMENT

     With respect to the matters specified herein, this Agreement contains the entire agreement between Gametech and Executive and supersedes all prior written agreements, understandings and commitments between Gametech and Executive. No amendments to this Agreement may be made except through a written document signed by the Executive and approved in writing by Gametech's Board.

     13.  VALIDITY

     In the event that any provision of this Agreement is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Agreement.

     14.  PARAGRAPHS AND OTHER HEADINGS

     Paragraphs and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

     15.  NOTICE

     Any notice or demand required or permitted to be given under this Agreement shall be made in writing and shall be deemed effective upon the personal delivery thereof if delivered or, if mailed, FORTY-EIGHT (48) hours after having been deposited in the United States mail, postage prepaid, and addressed, in the case of Gametech, to the attention of the Board of Directors at Gametech's then principal place of business, presently 2209 West 1st Street, Tempe, Arizona 85281 and, in the case of Executive, to 2118 The Back Road, Glenbrook, Nevada 89413. Either party may change the address to which such notices are to be addressed to it by giving the other party notice in the manner herein set forth.

     16.  RIGHT OF EMPLOYMENT

     Nothing stated or implied by this Agreement shall prevent Gametech from terminating the Service of Executive at any time nor prevent Executive from voluntarily terminating Service at any time in accordance with the terms hereof.

     17.  WITHHOLDING TAXES AND OTHER DEDUCTIONS

     To the extent required by law, Gametech shall withhold from any payments due Executive under this Agreement any applicable federal, state or local taxes and such other deductions as are prescribed by law or Gametech policy.

     18.  APPLICABLE LAW

     This Agreement shall be interpreted and enforced under Arizona law.

     19.  PRIOR AGREEMENT.

     Executive acknowledges and agrees that as of the Effective Time the Employment Agreement between Executive and BingoTech dated as of January 1, 1997 is terminated and any and all rights of Executive to receive benefits or other payments thereunder after the Effective Time are waived.

     IN WITNESS WHEREOF, Gametech has caused this Agreement to be executed by its duly authorized representative(s) and Executive has affixed his signature as of the date first written above.



GERALD R. NOVOTNY                            GAMETECH INTERNATIONAL, INC.



                                             By:
-----------------------                          -----------------------------


                                             Title:
                                                   ---------------------------

                                                                    EXHIBIT D-2

                             GAMETECH INTERNATIONAL, INC.

                                 EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into at Tempe, Arizona on this 8th day of February, 1999 by and between Gametech International, Inc., a Delaware corporation ("Gametech"), and Keith A. Novotny ("Executive") and shall be effective as of the Effective Date as defined in Paragraph 3 of this Agreement.

                                       WHEREAS

     A. Bingo Technologies Corporation ("BingoTech") and the other parties thereto have entered into a Stock Purchase Agreement dated as of February 8, 1999 (the "Acquisition Agreement"), pursuant to which BingoTech has become a wholly-owned subsidiary of Gametech (the "Acquisition"), and which requires, among other things, that Executive enter into this Agreement.

     B.   Executive has been employed as an employee of BingoTech.

     C. Gametech intends to continue the business of BingoTech after the Closing of the Acquisition Agreement. To preserve and protect the assets of BingoTech, including BingoTech's goodwill and customers of which the Executive has, and will have, knowledge in his role as an employee of Gametech, the Executive has agreed to enter into this Agreement.

     NOW, THEREFORE, in consideration of the provisions hereinafter described, Gametech and Executive agree as follows:

     1.   DUTIES OF EXECUTIVE

     During the term of this Agreement, Executive shall be employed by Gametech as a senior executive of Gametech, reporting to the Chief Executive Officer of Gametech, and in that capacity shall perform all functions and duties consistent with such position on behalf of Gametech in an efficient, trustworthy and professional manner. Executives specific duties will be determined after joint discussions between the Executive, CEO and Board of Directors of Gametech (the "Board").

     Executive agrees to devote substantially all of his working time and energy to the performance of his duties under this Agreement so long as his employment under this Agreement is continued by Gametech. Notwithstanding the above, Executive shall be entitled to reasonable absences for administrative meetings and to pursue other outside activities. Executive also shall be permitted to serve as a member of the Board of Directors of other organizations, subject to approval by the Board, on a case by case basis. Such approval shall be granted if it can be reasonably demonstrated that such service does not involve a competitor of Gametech or its Enterprises and does not materially interfere with effective performance of Executive's duties under this Agreement.

     2.   TERM OF AGREEMENT

     Unless terminated sooner in accordance with the provisions of this Agreement, Gametech shall employ Executive and Executive accepts such employment under the conditions set forth herein for a one (1) year term (the "Term") beginning on the Effective Date of this Agreement and ending upon the close of business on the first anniversary of the Effective Date. Notwithstanding the foregoing, if this Agreement is not terminated in accordance with the provisions herein on or before the expiration of its Term, such Term shall continue, and the Agreement shall continue in force for successive one (1) year periods unless, at least ninety (90) days prior to the expiration of the Term of the Agreement, or ninety (90) days prior to the expiration of any subsequent one (1) year Term, either Executive or Gametech gives the other party written notice of its intent to terminate the Agreement at the end of such Term.

     3.   DEFINITIONS

     For purposes of this Agreement, the following terms shall have the meanings set forth in this Paragraph 3:

          a. "ANNUAL BASE SALARY" OR "BASE SALARY" shall mean the annual base salary rate in effect for Executive from time to time during the accordance with the provisions of Paragraph 4.a. of this Agreement.

          b. "ANNUAL BONUS" OR "BONUS" shall mean a cash payment available annually (or as otherwise provided for in this document) to Executive in addition to Base Salary as determined in accordance with Paragraph 4.b. of this Agreement.

          c. "CAUSE" shall mean (i) Executive's conviction for any felony involving moral turpitude; (ii) any conduct by Executive which is materially injurious to Gametech or its Enterprises, including any action or inaction by Executive which may jeopardize any governmental registrations, licenses, permits or other governmental permission, material to the business of Gametech in any jurisdiction that Gametech does or seeks or may seek to do business or (iii) any material breach of this Agreement by Executive. (Such cause for conduct shall exist if Executive is guilty of dishonesty, gross neglect of duty hereunder, or other similarly serious act or omission which materially impairs Gametech's ability to conduct its ordinary business in its usual manner.). Cause shall be determined by the Board of Directors.

          d.   "CHANGE OF CONTROL" shall mean any of the following events:
(i) Gametech consolidates with, or merges with or into, another entity or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of Gametech's assets to any entity, or any entity consolidates with, or merges with or into, Gametech and Gametech is not the surviving Corporation; (ii) the liquidation or dissolution of Gametech; (iii) during any consecutive two year period, individuals who at the beginning of such period constituted the Board
(together with any new directors whose election by such Board or whose nomination for election by the stockholders of Gametech was approved by a vote of the majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the Board then in office, or (iv) any person or group (as such terms are defined in Section 13(d) and 14(d) under the Securities Exchange Act of 1934 (the "Exchange Act")) is or becomes the beneficial owner (as defined in Rules
13(d)-3 and 13(d)-5 under the Exchange Act, except that a person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) directly or indirectly of more than 30% of the total voting power entitled to vote in the election of the Board; PROVIDED, however, that such person or group shall not include any person or group that is the beneficial owner of more than 5% of the total voting power as of the date of this Agreement.

          e. "COMPENSATION COMMITTEE" means the Compensation Committee of the Board of Directors.

          f. "CONSTRUCTIVE TERMINATION" shall mean Executive's voluntary Termination of Service within twelve (12) months following a Change of Control or within ninety (90) days following the occurrence of one or more of the following events, except if such event is approved in writing by Executive prior to its occurrence:

                    (i) A failure by Gametech to abide by any part of this Agreement that is not remedied within thirty (30) business days after receiving written notification by Executive of such failure;

                    (ii) A material reduction in Executive's title or responsibilities;

                    (iii) Relocation of Executive's primary place of work to a location other than the Carson City, Nevada area.

          g. "DISABILITY" shall be deemed to have occurred if Executive makes application for or is otherwise eligible for disability benefits under any Gametech-sponsored long-term disability program covering Executive, and Executive qualifies for such benefits. In the absence of a Gametech-sponsored long-term disability program covering Executive, Executive shall be presumed to be totally and permanently disabled if so determined by Gametech's Board following the Board's review of two independent medical opinions satisfactory to the Board certifying that Executive will be permanently unable to perform his normal duties as a result of a physical or mental condition.

          h.   "EFFECTIVE DATE" shall mean the date of this Agreement.

          i. "ENTERPRISE" shall mean any joint venture, business pursuant to a joint operating agreement, or other alliance or affiliated business of Gametech.

          j. "EXECUTIVE'S SPOUSE" shall mean Executive's spouse upon the execution of this Agreement, except as otherwise designated herein. (All spousal pension benefits under this Agreement shall be non-transferable should Executive remarry.)

          k. "FISCAL YEAR" shall mean the twelve-month period beginning November 1, unless Gametech, with the approval of the Internal Revenue Service, shall establish a different fiscal year.

          l. "SERVICE" shall mean Executive's full-time or substantially full-time employment with Gametech, or any affiliated organization, including any leave of absence approved by the Board.

          m. "TERMINATION OF SERVICE" shall mean Executive's termination of Service for any reason whatsoever, including death.

     4.   EXECUTIVE'S RIGHTS WHILE EMPLOYED BY GAMETECH

          a. BASE SALARY. Beginning on the Effective Date, during the Term the minimum Annual Base Salary payable to Executive shall be $150,000. Such Base Salary shall be paid in equal semi-monthly installments on Gametech's normal payroll dates. Executive's Base Salary shall be reviewed annually by the Compensation Committee if any, otherwise by the Board, and may be increased but not decreased from time to time based on prevailing market conditions, performance of the Executive and other considerations.

          b. ANNUAL BONUS. Executive shall be entitled to participate in bonus plans available to other senior Executives of Gametech with similar levels of responsibility. All fiscal year bonus amounts will be determined by and awarded in the sole discretion of the Compensation Committee if any, otherwise by the Board commensurate with Executive's performance and the overall performance of Gametech, or pursuant to a plan which may be adopted by Gametech making payment of bonuses contingent upon achievement of goals and objectives set by the Board for the fiscal period.

          c. LONG-TERM INCENTIVES. Executive shall participate in any Long-Term Incentive Plan that may be designed specifically for Executive or provided to other executives of Gametech during the Term. Subject to the sole discretion of the Board of Directors, grants to Executive under such Long-Term Incentive Plan shall be generally comparable to Executive in amount and other key design features, including vesting restrictions, with any other plans provided to any other executive at Gametech.

          d. FRINGE BENEFITS AND OTHER. Gametech shall provide Executive with the following:

                    (i) Such benefits and perquisites, including but not limited to medical insurance for Executive and his family (consistent with Gametech's benefit plans), disability insurance, deferred compensation or any form of savings or retirement plan, and an automobile allowance as may from time to time be provided to other executives of Gametech, which automobile allowance shall initially be $750 per month. Such benefits and perquisites shall exclude fees paid for Board or Board Committee service, which are hereby included in Executive's Base Salary. Benefits and perquisites shall be provided at the same proportional cost to Executive as that paid by other executives of Gametech who participate in such programs;

                    (ii) Reasonable vacation/sick leave each year during the Term of thirty (30) days. Executive is allowed to accrue a maximum of sixty
(60) full days of unused vacation/sick leave time. Said vacation/sick leave shall not reduce Executive's compensation under this Agreement;

                    (iii) Payment of premiums on professional liability insurance for Executive;

                    (iv) Payment of dues for such professional societies and associations of which Executive is a member that benefit Gametech; and

                    (v) Nothing in this Agreement shall be construed as limiting or restricting any benefit to Executive under any pension, profit-sharing or similar retirement plan, or under any group life or group health or accident or other plan of Gametech, for the benefit of its employees generally or a group of them, now or hereafter in existence.

     5.   EXECUTIVE'S RIGHTS UPON TERMINATION OF SERVICE

          a. FOR REASON OF VOLUNTARY RESIGNATION CONSTITUTING CONSTRUCTIVE TERMINATION OR TERMINATION BY GAMETECH WITHOUT CAUSE. In the event of Executive's Termination of Service for reason of (I) voluntary resignation by Executive constituting Constructive Termination, (ii) Executive's Termination of Service by Gametech without Cause or (iii) Executive's Termination of Service for any reason except those specifically described in Paragraphs 5.b through 5.f herein, Executive (or if Executive dies while benefits remain under this Agreement, Executive's beneficiaries as designated in accordance with the provisions of Paragraph 9 herein) shall be entitled to receive the following upon such Termination of Service:

                    (i) Payment immediately upon Executive's Termination of Service of any previously unpaid Base Salary and any Bonus granted and previously unpaid or the pro-rata portion of any Bonus earned by Executive pursuant to any plan (if necessary, Gametech may pay such Bonus when all bonuses for that Fiscal Year are calculated and paid) through the date of Executive's Termination of Service;

                    (ii) Immediate vesting of any stock options or other rights previously provided to Executive under any Gametech Long-Term Incentive Plan;

                    (iii) Payment of a lump sum amount equal to one (1) year of Executive's Base Salary; and

                    (iv) Medical, life and disability insurance for a period of one (1) year (consistent with Gametech's benefit plans).

     In the event of a Change of Control, Executive shall be also be entitled to the protections outlined in Paragraph 7 herein.

          b. FOR REASON OF EXPIRATION OF THE TERM OF THIS AGREEMENT. In the event of Executive's Termination of Service for reason of expiration of the Term of this Agreement pursuant to Paragraph 2 hereof, Executive (or, after expiration of the Term, if Executive dies while benefits remain due under this Agreement, Executive's beneficiaries as designated in accordance with the provisions of Paragraph 9 thereof) shall be entitled to receive the following upon such Termination of Service:

                    (i) Payment immediately upon Executive's Termination of Service of any previously unpaid Base Salary and any Bonus granted and previously unpaid or the pro-rata portion of any Bonus earned by Executive pursuant to any plan (if necessary, Gametech may pay such Bonus when all bonuses for that Fiscal Year are calculated and paid) through the date of Executive's Termination of Service;

                    (ii) Immediate vesting of any stock options or other rights previously provided to Executive under any Gametech Long-Term Incentive Plan;

                    (iii) Payment of any Disability or other benefits, accrued and owed to Executive as of the date of the expiration of the Term, by Gametech in accordance with the terms and conditions of such benefits and this Agreement;

                    (iv) Payment of a lump sum amount equal to ONE (1) year of Executive's Annual Base Salary.

          c. FOR REASON OF DISABILITY. In the event of Executive's Termination of Service for reason of Disability, Executive (or if Executive dies while benefits remain due under this Agreement, Executive's beneficiaries as designated in accordance with the provisions of Paragraph 9 hereof) shall be entitled to receive the following upon such Termination of Service:

                    (i) Payment immediately upon Executive's Termination of Service of any previously unpaid Base Salary and any Bonus granted and previously unpaid or the pro-rata portion of any Bonus earned by Executive pursuant to any plan (if necessary, Gametech may pay such Bonus when all bonuses for that Fiscal Year are calculated and paid) through the date of Executive's Termination of Service;

                    (ii) Immediate vesting of any stock options or other rights previously provided to Executive under any Gametech Long-Term Incentive Plan;

                    (iii) Payment of any disability or other benefits, accrued and owed to Executive as of the date of the expiration of the Term, (consistent with Gametech's benefit plans), by Gametech and medical insurance for one (1) year after Termination of Service (consistent with Gametech's benefit plans), each in accordance with the terms and conditions of such benefits and this Agreement;

                    (iv) Payment of a lump sum amount equal to the remaining Term of Executive's Base Salary.

          d. FOR REASON OF DEATH. In the event of Executive's Termination of Service for Reason of Death, Executive's beneficiaries as designated in accordance with the provisions of Paragraph 9 hereof shall be entitled to receive the following upon such Termination of Service;

                    (i) Payment immediately upon Executive's Termination of service of any previously unpaid Base Salary and any Bonus granted and previously unpaid or the pro-rata portion of any Bonus earned by Executive pursuant to any plan (if necessary, Gametech may pay such Bonus when all bonuses for that Fiscal Year are calculated and paid) through the date of Executive's Termination of Service;

                    (ii) Immediate vesting of any stock options or other rights previously provided to Executive under any Gametech Long-Term Incentive Plan;

                    (iii) Payment of any other benefits accrued and owed to Executive as of the date of the expiration of the Term (consistent with Gametech's benefit plans), provided by Gametech in accordance with the terms and conditions of such benefits and this Agreement;

                    (iv) Payment of a lump sum amount equal to the remaining Term of Executive's Base Salary. (Payment to be made to Executive's Estate.)

          e. FOR REASON OF VOLUNTARY RESIGNATION NOT CONSTITUTING CONSTRUCTIVE TERMINATION. In the event of Executive's Termination of Service for reason of voluntary resignation by Executive not constituting Constructive Termination, Executive shall be entitled to receive the following upon such Termination of Service;

                    (i) Payment immediately upon Executive's Termination of Service of any previously unpaid Base Salary and any Bonus granted and previously unpaid or the pro-rata portion of any Bonus earned by Executive pursuant to any plan (if necessary, Gametech may pay such Bonus when all bonuses for that Fiscal Year are calculated and paid) through the date of Executive's Termination of Service;

                    (ii) Performance of Gametech obligations with respect to Executive's exercise of any stock options or other rights previously granted to Executive under any Gametech Long-Term Incentive Plan provided such options or other rights have vested as of the date of the termination of Executive's service in accordance with any agreement between Gametech and Executive covering such options or other rights; and

                    (iii) Payment of any Disability or other benefits, accrued and owed to Executive as of the date of the expiration of the Term (consistent with Gametech's benefit plans), by Gametech in accordance with the terms and conditions of such benefits and this Agreement.

          f. FOR REASON OF CAUSE. In the event of Executive's Termination of Service for reason of Cause, Gametech's obligations to Executive shall be limited to:

                    (i) Payment immediately upon Executive's Termination of Service of any previously unpaid Base Salary;

                    (ii) Performance of Gametech obligations with respect to Executive's exercise of any stock options or other rights previously granted to Executive under any Gametech Long-Term Incentive Plan provided such options or other rights have vested as of the date of the termination of executive's service in accordance with any agreement between Gametech and Executive covering such options or other rights.

     6.   MITIGATION AND OFFSET REQUIREMENTS

     Executive shall not be required to mitigate the amount of any benefit provided for in this Agreement by actively seeking alternative employment during the period in which such benefits are paid. In addition, except as provided for in Paragraph 8 hereof, Executive shall not be required to offset any such benefits provided for in this Agreement by amounts earned as a result of Executive's employment or self-employment during the period in which Executive is entitled to receive such benefits.

     7.   ADDITIONAL RIGHTS UPON A CHANGE OF CONTROL.

     In addition to Executive's rights to effect a Constructive Termination of Service within twelve (12) months upon a Change of Control, the Term of this Agreement shall be automatically extended through the close of business twenty-four (24) months following the effective date of any Change of Control.

     8. BREACH OF CONFIDENTIALITY OR ENTERING INTO A DIRECT COMPETITION DURING THE AGREEMENT PERIOD.

     During the period in which this Agreement remains in force and while Executive is entitled to receive any benefits under this Agreement, Executive shall not, without prior written consent of the Board or pursuant to and consistent with the order of any court, legislative body or regulatory agency,
(a) breach the terms of the Non-Competition Agreement between Executive and Gametech, (b) disclose to any third party, either directly or indirectly, any non-public information regarding Gametech's or its Enterprises' business, customers, financial condition, strategies or operations the disclosure of which could possibly harm Gametech or its Enterprises in any material way. This Paragraph 8 shall not apply to any investment by Executive in the stock of a publicly-traded corporation, provided such investment constitutes less than five percent (5%) of such corporation's voting shares.

     In the event that Executive violates this Paragraph 8, Executive's rights to any benefits under this Agreement shall immediately terminate.

     9.   SUCCESSORS

     The rights and duties of a party hereunder shall not be assignable by that party; PROVIDED, HOWEVER, that this Agreement shall be binding upon and shall inure to the benefit of any successor of Gametech, and any such successor shall be deemed substituted for Gametech under the terms of this Agreement; PROVIDED FURTHER that in the event of death of Executive, the distribution of benefits remaining due under this Agreement shall be to beneficiaries designated by Executive. The term successor as used herein shall include any person, firm, corporation or other business entity which at any time, by merger, purchase or otherwise, acquires substantially all of the assets or business of Gametech.

     10.  ATTORNEYS' FEES

          a. SUBSEQUENT TO ANY CHANGE OF CONTROL. Subsequent to any Change of Control, in any action at law or in equity brought by either party hereto to enforce any of the provisions or rights under this Agreement, Gametech, in addition to bearing its own expenses, shall pay to Executive all costs, expenses and reasonable attorneys' fees incurred therein by Executive (including without limitation such costs, expenses and fees on any appeals), and if Executive shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included as part of such judgment.

          b. PRIOR TO ANY CHANGE OF CONTROL. Prior to any Change of Control, in any arbitration or action at law or in equity brought by either party hereto to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such proceeding, as determined by a court or arbitrator in a final judgment or decision, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred therein by such party or parties (including without limitation such costs, expenses and reasonable fees relating to any appeals), and if such successful party or parties shall recover judgment in any such arbitration, action or proceeding, such costs, expenses and attorneys' fees shall be included as part of such judgment.

     Notwithstanding the foregoing provisions, in no event prior to a Change of Control shall the successful party or parties be entitled to recover an amount from the unsuccessful party or parties for costs, expenses and attorneys' fees that exceeds the costs, expenses and attorneys' fees incurred by the unsuccessful party in connection with the action or proceeding.

     11.  ARBITRATION

     Gametech and Executive agree with each other that any claim arising out of or relating to the interpretation of this Agreement or the breach of this Agreement or Executive's employment by Gametech, including, without limitation, any claim for compensation due, wrongful termination and any claim alleging discrimination or harassment in any form shall be resolved by binding arbitration, except for claims following a Change of Control and claims in which injunctive relief is sought and obtained. The arbitration shall be administered by the American Arbitration Association under its Commercial Arbitration Rules at the American Arbitration Association Office nearest Executive's place of employment. Notwithstanding anything contrary in the Commercial Arbitration Rules, the arbitrator shall award costs, expenses and reasonable attorney's fees to the prevailing party as provided in Section 10.b hereof. The award entered by the arbitrator shall be final and binding in all respects and judgment thereon may be entered in any court having jurisdiction.

     12.  ENTIRE AGREEMENT

     With respect to the matters specified herein, this Agreement contains the entire agreement between Gametech and Executive and supersedes all prior written agreements, understandings and commitments between Gametech and Executive. No amendments to this Agreement may be made except through a written document signed by the Executive and approved in writing by Gametech's Board.

     13.  VALIDITY

     In the event that any provision of this Agreement is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Agreement.

     14.  PARAGRAPHS AND OTHER HEADINGS

     Paragraphs and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

     15.  NOTICE

     Any notice or demand required or permitted to be given under this Agreement shall be made in writing and shall be deemed effective upon the personal delivery thereof if delivered or, if mailed, FORTY-EIGHT (48) hours after having been deposited in the United States mail, postage prepaid, and addressed, in the case of Gametech, to the attention of the Board of Directors at Gametech's then principal place of business, presently 2209 West 1st Street, Tempe, Arizona 85281 and, in the case of Executive, to 310 Paiute Drive, Zephyr Cove, Nevada 89448. Either party may change the address to which such notices are to be addressed to it by giving the other party notice in the manner herein set forth.

     16.  RIGHT OF EMPLOYMENT

     Nothing stated or implied by this Agreement shall prevent Gametech from terminating the Service of Executive at any time nor prevent Executive from voluntarily terminating Service at any time in accordance with the terms hereof.

     17.  WITHHOLDING TAXES AND OTHER DEDUCTIONS

     To the extent required by law, Gametech shall withhold from any payments due Executive under this Agreement any applicable federal, state or local taxes and such other deductions as are prescribed by law or Gametech policy.

     18.  APPLICABLE LAW

     This Agreement shall be interpreted and enforced under Arizona law.

     19.  PRIOR AGREEMENT.

     Executive acknowledges and agrees that as of the Effective Time the Employment Agreement between Executive and BingoTech dated as of January 1, 1997 is terminated and any and all rights of Executive to receive benefits or other payments thereunder after the Effective Time are waived.

     IN WITNESS WHEREOF, Gametech has caused this Agreement to be executed by its duly authorized representative(s) and Executive has affixed his signature as of the date first written above.



KEITH A. NOVOTNY                  GAMETECH INTERNATIONAL, INC.


                                  By:
----------------------------             ----------------------------


                                  Title:
                                         ----------------------------

                                                                    EXHIBIT D-3

                         GAMETECH INTERNATIONAL, INC.

                             EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into at Tempe, Arizona on this 8th day of February, 1999 by and between Gametech International, Inc., a Delaware corporation ("Gametech"), and John A. Larsen ("Executive") and shall be effective as of the Effective Date as defined in Paragraph 3 of this Agreement.

                                    WHEREAS

     A. Bingo Technologies Corporation ("BingoTech") and the other parties thereto have entered into a Stock Purchase Agreement dated as of February 8, 1999 (the "Acquisition Agreement"), pursuant to which BingoTech has become a wholly-owned subsidiary of Gametech (the "Acquisition"), and which requires, among other things, that Executive enter into this Agreement.

     B.   Executive has been employed as an employee of BingoTech.

     C. Gametech intends to continue the business of BingoTech after the Closing of the Acquisition Agreement. To preserve and protect the assets of BingoTech, including BingoTech's goodwill and customers of which the Executive has, and will have, knowledge in his role as an employee of Gametech, the Executive has agreed to enter into this Agreement.

     NOW, THEREFORE, in consideration of the provisions hereinafter described, Gametech and Executive agree as follows:

     1.   DUTIES OF EXECUTIVE

     During the term of this Agreement, Executive shall be employed by Gametech as a senior executive of Gametech, reporting to the Chief Executive Officer of Gametech, and in that capacity shall perform all functions and duties consistent with such position on behalf of Gametech in an efficient, trustworthy and professional manner. Executives specific duties will be determined after joint discussions between the Executive, CEO and Board of Directors of Gametech (the "Board").

     Executive agrees to devote substantially all of his working time and energy to the performance of his duties under this Agreement so long as his employment under this Agreement is continued by Gametech. Notwithstanding the above, Executive shall be entitled to reasonable absences for administrative meetings and to pursue other outside activities. Executive also shall be permitted to serve as a member of the Board of Directors of other organizations, subject to approval by the Board, on a case by case basis. Such approval shall be granted if it can be reasonably demonstrated that such service does not involve a competitor of Gametech or its Enterprises and does not materially interfere with effective performance of Executive's duties under this Agreement.

     2.   TERM OF AGREEMENT

     Unless terminated sooner in accordance with the provisions of this Agreement, Gametech shall employ Executive and Executive accepts such employment under the conditions set forth herein for a one (1) year term (the "Term") beginning on the Effective Date of this Agreement and ending upon the close of business on the first anniversary of the Effective Date. Notwithstanding the foregoing, if this Agreement is not terminated in accordance with the provisions herein on or before the expiration of its initial Term, such Term shall continue, and the Agreement shall continue in force for successive one (1) year periods unless, at least ninety (90) days prior to the expiration of the Term of the Agreement, or ninety (90) days prior to the expiration of any subsequent one (1) year Term, either Executive or Gametech gives the other party written notice of its intent to terminate the Agreement at the end of such Term.

     3.   DEFINITIONS

     For purposes of this Agreement, the following terms shall have the meanings set forth in this Paragraph 3:

          a. "ANNUAL BASE SALARY" OR "BASE SALARY" shall mean the annual base salary rate in effect for Executive from time to time during the accordance with the provisions of Paragraph 4.a. of this Agreement.

          b. "ANNUAL BONUS" OR "BONUS" shall mean a cash payment available annually (or as otherwise provided for in this document) to Executive in addition to Base Salary as determined in accordance with Paragraph 4.b. of this Agreement.

          c. "CAUSE" shall mean (i) Executive's conviction for any felony involving moral turpitude; (ii) any conduct by Executive which is materially injurious to Gametech or its Enterprises, including any action or inaction by Executive which may jeopardize any governmental registrations, licenses, permits or other governmental permission, material to the business of Gametech in any jurisdiction that Gametech does or seeks or may seek to do business or (iii) any material breach of this Agreement by Executive. (Such cause for conduct shall exist if Executive is guilty of dishonesty, gross neglect of duty hereunder, or other similarly serious act or omission which materially impairs Gametech's ability to conduct its ordinary business in its usual manner.). Cause shall be determined by the Board of Directors.

          d.   "CHANGE OF CONTROL" shall mean any of the following events:
(i) Gametech consolidates with, or merges with or into, another entity or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of Gametech's assets to any entity, or any entity consolidates with, or merges with or into, Gametech and Gametech is not the surviving Corporation; (ii) the liquidation or dissolution of Gametech; (iii) during any consecutive two year period, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of Gametech was approved by a vote of the majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the Board then in office, or (iv) any person or group (as such terms are defined in Section 13(d) and 14(d) under the Securities Exchange Act of 1934 (the "Exchange Act")) is or becomes the beneficial owner (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act, except that a person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) directly or indirectly of more than 30% of the total voting power entitled to vote in the election of the Board; PROVIDED, however, that such person or group shall not include any person or group that is the beneficial owner of more than 5% of the total voting power as of the date of this Agreement.

          e. "COMPENSATION COMMITTEE" means the Compensation Committee of the Board of Directors.

          f. "CONSTRUCTIVE TERMINATION" shall mean Executive's voluntary Termination of Service within twelve (12) months following a Change of Control or within ninety (90) days following the occurrence of one or more of the following events, except if such event is approved in writing by Executive prior to its occurrence:

                    (i) A failure by Gametech to abide by any part of this Agreement that is not remedied within thirty (30) business days after receiving written notification by Executive of such failure;

                    (ii) A material reduction in Executive's title or responsibilities;

                    (iii) Relocation of Executive's primary place of work to a location other than the Carson City, Nevada area or Tempe, Arizona.

          g. "DISABILITY" shall be deemed to have occurred if Executive makes application for or is otherwise eligible for disability benefits under any Gametech-sponsored long-term disability program covering Executive, and Executive qualifies for such benefits. In the absence of a Gametech-sponsored long-term disability program covering Executive, Executive shall be presumed to be totally and permanently disabled if so determined by Gametech's Board following the Board's review of two independent medical opinions satisfactory to the Board certifying that Executive will be permanently unable to perform his normal duties as a result of a physical or mental condition.

          h.   "EFFECTIVE DATE" shall mean the date of this Agreement.

          i. "ENTERPRISE" shall mean any joint venture, business pursuant to a joint operating agreement, or other alliance or affiliated business of Gametech.

          j. "EXECUTIVE'S SPOUSE" shall mean Executive's spouse upon the execution of this Agreement, except as otherwise designated herein. (All spousal pension benefits under this Agreement shall be non-transferable should Executive remarry.)

          k. "FISCAL YEAR" shall mean the twelve-month period beginning November 1, unless Gametech, with the approval of the Internal Revenue Service, shall establish a different fiscal year.

          l. "SERVICE" shall mean Executive's full-time or substantially full-time employment with Gametech, or any affiliated organization, including any leave of absence approved by the Board.

          m. "TERMINATION OF SERVICE" shall mean Executive's termination of Service for any reason whatsoever, including death.

     4.   EXECUTIVE'S RIGHTS WHILE EMPLOYED BY GAMETECH

          a. BASE SALARY. Beginning on the Effective Date, during the Term the minimum Annual Base Salary payable to Executive shall be zero, and during any subsequent 12 month period if the Term is extended, Annual Base Salary payable to Executive shall be $150,000. Notwithstanding the above, for purposes of severance and related benefits payable upon termination of employment, Executive will be deemed to have been paid a Base Salary of $150,000 during the initial 12 months of the Term. Such Base Salary, if any, shall be paid in equal semi-monthly installments on Gametech's normal payroll dates. Executive's Base Salary shall be reviewed annually by the Compensation Committee if any, otherwise by the Board, and may be increased but not decreased from time to time based on prevailing market conditions, performance of the Executive and other considerations.

          b. ANNUAL BONUS. Executive shall be entitled to participate in bonus plans available to other senior Executives of Gametech with similar levels of responsibility. All fiscal year bonus amounts will be determined by and awarded in the sole discretion of the Compensation Committee if any, otherwise by the Board commensurate with Executive's performance and the overall performance of Gametech, or pursuant to a plan which may be adopted by Gametech making payment of bonuses contingent upon achievement of goals and objectives set by the Board for the fiscal period.

          c. LONG-TERM INCENTIVES. Executive shall participate in any Long-Term Incentive Plan that may be designed specifically for Executive or provided to other executives of Gametech during the Term. Subject to the sole discretion of the Board of Directors, grants to Executive under such Long-Term Incentive Plan shall be generally comparable to Executive in amount and other key design features, including vesting restrictions, with any other plans provided to any other executive at Gametech. Notwithstanding the above, Executive shall be granted an option to purchase 150,000 shares of Gametech's Common Stock at the closing price on the Effective Date, which option shall vest as follows: 50,000 shares on the Effective Date, 33,333 on the first and second anniversaries of the Effective Date and 33,334 of the third anniversary of the Effective Date.

          d. FRINGE BENEFITS AND OTHER. Gametech shall provide Executive with the following:

                    (i) Such benefits and perquisites, including but not limited to medical insurance for Executive and his family (consistent with Gametech's benefit plans), disability insurance, deferred compensation or any form of savings or retirement plan, and an automobile allowance as may from time to time be provided to other executives of Gametech, which automobile allowance shall initially be $750 per month. Such benefits and perquisites shall exclude fees paid for Board or Board Committee service, which are hereby included in Executive's Base Salary. Benefits and perquisites shall be provided at the same proportional cost to Executive as that paid by other executives of Gametech who participate in such programs;

                    (ii) Reasonable vacation/sick leave each year during the Term of thirty (30) days. Executive is allowed to accrue a maximum of sixty
(60) full days of unused vacation/sick leave time. Said vacation/sick leave shall not reduce Executive's compensation under this Agreement;

                    (iii) Payment of premiums on professional liability insurance for Executive;

                    (iv) Payment of dues for such professional societies and associations of which Executive is a member that benefit Gametech;

                    (v) Nothing in this Agreement shall be construed as limiting or restricting any benefit to Executive under any pension, profit-sharing or similar retirement plan, or under any group life or group health or accident or other plan of Gametech, for the benefit of its employees generally or a group of them, now or hereafter in existence; and

                    (vi) If required, reasonable relocation expenses not to exceed $15,000 in the aggregate, including but not limited to temporary housing expenses, moving expenses and travel expenses in connection with a relocation of Executive from Carson City, Nevada to Tempe Arizona.

     5.   EXECUTIVE'S RIGHTS UPON TERMINATION OF SERVICE

          a. FOR REASON OF VOLUNTARY RESIGNATION CONSTITUTING CONSTRUCTIVE TERMINATION OR TERMINATION BY GAMETECH WITHOUT CAUSE. In the event of Executive's Termination of Service for reason of (I) voluntary resignation by Executive constituting Constructive Termination, (ii) Executive's Termination of Service by Gametech without Cause or (iii) Executive's Termination of Service for any reason except those specifically described in Paragraphs 5.b through 5.f herein, Executive (or if Executive dies while benefits remain under this Agreement, Executive's beneficiaries as designated in accordance with the provisions of Paragraph 9 herein) shall be entitled to receive the following upon such Termination of Service:

                    (i) Payment immediately upon Executive's Termination of Service of any previously unpaid Base Salary and any Bonus granted and previously unpaid or the pro-rata portion of any Bonus earned by Executive pursuant to any plan (if necessary, Gametech may pay such Bonus when all bonuses for that Fiscal Year are calculated and paid) through the date of Executive's Termination of Service;

                    (ii) Immediate vesting of any stock options or other rights previously provided to Executive under any Gametech Long-Term Incentive Plan;

                    (iii) Payment of a lump sum amount equal to one (1) year of Executive's Base Salary; and

                    (iv) Medical, life and disability insurance for a period of one (1) year (consistent with Gametech's benefit plans).

     In the event of a Change of Control, Executive shall be also be entitled to the protections outlined in Paragraph 7 herein.

          b. FOR REASON OF EXPIRATION OF THE TERM OF THIS AGREEMENT. In the event of Executive's Termination of Service for reason of expiration of the Term of this Agreement pursuant to Paragraph 2 hereof, Executive (or, after expiration of the Term, if Executive dies while benefits remain due under this Agreement, Executive's beneficiaries as designated in accordance with the provisions of Paragraph 9 thereof) shall be entitled to receive the following upon such Termination of Service:

                    (i) Payment immediately upon Executive's Termination of Service of any previously unpaid Base Salary and any Bonus granted and previously unpaid or the pro-rata portion of any Bonus earned by Executive pursuant to any plan (if necessary, Gametech may pay such Bonus when all bonuses for that Fiscal Year are calculated and paid) through the date of Executive's Termination of Service;

                    (ii) Immediate vesting of any stock options or other rights previously provided to Executive under any Gametech Long-Term Incentive Plan;

                    (iii) Payment of any Disability or other benefits, accrued and owed to Executive as of the date of the expiration of the Term (consistent with Gametech's benefit plans) by Gametech in accordance with the terms and conditions of such benefits and this Agreement;

                    (iv) Payment of a lump sum amount equal to ONE (1) year of Executive's Annual Base Salary.

          c. FOR REASON OF DISABILITY. In the event of Executive's Termination of Service for reason of Disability, Executive (or if Executive dies while benefits remain due under this

Agreement, Executive's beneficiaries as designated in accordance with the provisions of Paragraph 9 hereof) shall be entitled to receive the following upon such Termination of Service:

                    (i) Payment immediately upon Executive's Termination of Service of any previously unpaid Base Salary and any Bonus granted and previously unpaid or the pro-rata portion of any Bonus earned by Executive pursuant to any plan (if necessary, Gametech may pay such Bonus when all bonuses for that Fiscal Year are calculated and paid) through the date of Executive's Termination of Service;

                    (ii) Immediate vesting of any stock options or other rights previously provided to Executive under any Gametech Long-Term Incentive Plan;

                    (iii) Payment of any disability or other benefits, accrued and owed to Executive as of the date of the expiration of the Term (consistent with Gametech's benefit plans), by Gametech and medical insurance for one (1) year after Termination of Service (consistent with Gametech's benefit plans), each in accordance with the terms and conditions of such benefits and this Agreement;

                    (iv) Payment of a lump sum amount equal to the remaining Term of Executive's Base Salary.

          d. FOR REASON OF DEATH. In the event of Executive's Termination of Service for Reason of Death, Executive's beneficiaries as designated in accordance with the provisions of Paragraph 9 hereof shall be entitled to receive the following upon such Termination of Service;

                    (i) Payment immediately upon Executive's Termination of service of any previously unpaid Base Salary and any Bonus granted and previously unpaid or the pro-rata portion of any Bonus earned by Executive pursuant to any plan (if necessary, Gametech may pay such Bonus when all bonuses for that Fiscal Year are calculated and paid) through the date of Executive's Termination of Service;

                    (ii) Immediate vesting of any stock options or other rights previously provided to Executive under any Gametech Long-Term Incentive Plan;

                    (iii) Payment of any other benefits accrued and owed to Executive as of the date of the expiration of the Term (consistent with Gametech's benefit plans) provided by Gametech in accordance with the terms and conditions of such benefits and this Agreement;

                    (iv) Payment of a lump sum amount equal to the remaining Term of Executive's Base Salary. (Payment to be made to Executive's Estate.)

          e. FOR REASON OF VOLUNTARY RESIGNATION NOT CONSTITUTING CONSTRUCTIVE TERMINATION. In the event of Executive's Termination of Service for reason of voluntary resignation by Executive not constituting Constructive Termination, Executive shall be entitled to receive the following upon such Termination of Service;

                    (i) Payment immediately upon Executive's Termination of Service of any previously unpaid Base Salary and any Bonus granted and previously unpaid or the pro-rata portion of any Bonus earned by Executive pursuant to any plan (if necessary, Gametech may pay such Bonus when all bonuses for that Fiscal Year are calculated and paid) through the date of Executive's Termination of Service;

                    (ii) Performance of Gametech obligations with respect to Executive's exercise of any stock options or other rights previously granted to Executive under any Gametech Long-Term Incentive Plan provided such options or other rights have vested as of the date of the termination of Executive's service in accordance with any agreement between Gametech and Executive covering such options or other rights; and

                    (iii) Payment of any Disability or other benefits, accrued and owed to Executive as of the date of the expiration of the Term (consistent with Gametech's benefit plans) by Gametech in accordance with the terms and conditions of such benefits and this Agreement.

          f. FOR REASON OF CAUSE. In the event of Executive's Termination of Service for reason of Cause, Gametech's obligations to Executive shall be limited to:

                    (i) Payment immediately upon Executive's Termination of Service of any previously unpaid Base Salary;

                    (ii) Performance of Gametech obligations with respect to Executive's exercise of any stock options or other rights previously granted to Executive under any Gametech Long-Term Incentive Plan provided such options or other rights have vested as of the date of the termination of executive's service in accordance with any agreement between Gametech and Executive covering such options or other rights.

     6.   MITIGATION AND OFFSET REQUIREMENTS

     Executive shall not be required to mitigate the amount of any benefit provided for in this Agreement by actively seeking alternative employment during the period in which such benefits are paid. In addition, except as provided for in Paragraph 8 hereof, Executive shall not be required to offset any such benefits provided for in this Agreement by amounts earned as a result of Executive's employment or self-employment during the period in which Executive is entitled to receive such benefits.

     7.   ADDITIONAL RIGHTS UPON A CHANGE OF CONTROL.

     In addition to Executive's rights to effect a Constructive Termination of Service within twelve (12) months upon a Change of Control, the Term of this Agreement shall be automatically extended through the close of business twenty-four (24) months following the effective date of any Change of Control.

     8. BREACH OF CONFIDENTIALITY OR ENTERING INTO A DIRECT COMPETITION DURING THE AGREEMENT PERIOD.

     During the period in which this Agreement remains in force and while Executive is entitled to receive any benefits under this Agreement, Executive shall not, without prior written consent of the Board or pursuant to and consistent with the order of any court, legislative body or regulatory agency, (a) breach the terms of the Non-Competition Agreement between Executive and Gametech, (b) disclose to any third party, either directly or indirectly, any non-public information regarding Gametech's or its Enterprises' business, customers, financial condition, strategies or operations the disclosure of which could possibly harm Gametech or its Enterprises in any material way. This Paragraph 8 shall not apply to any investment by Executive in the stock of a publicly-traded corporation, provided such investment constitutes less than five percent (5%) of such corporation's voting shares.

     In the event that Executive violates this Paragraph 8, Executive's rights to any benefits under this Agreement shall immediately terminate.

     9.   SUCCESSORS

     The rights and duties of a party hereunder shall not be assignable by that party; PROVIDED, HOWEVER, that this Agreement shall be binding upon and shall inure to the benefit of any successor of Gametech, and any such successor shall be deemed substituted for Gametech under the terms of this Agreement; PROVIDED FURTHER that in the event of death of Executive, the distribution of benefits remaining due under this Agreement shall be to beneficiaries designated by Executive. The term successor as used herein shall include any person, firm, corporation or other business entity which at any time, by merger, purchase or otherwise, acquires substantially all of the assets or business of Gametech.

     10.  ATTORNEYS' FEES

          a. SUBSEQUENT TO ANY CHANGE OF CONTROL. Subsequent to any Change of Control, in any action at law or in equity brought by either party hereto to enforce any of the provisions or rights under this Agreement, Gametech, in addition to bearing its own expenses, shall pay to Executive all costs, expenses and reasonable attorneys' fees incurred therein by Executive (including without limitation such costs, expenses and fees on any appeals), and if Executive shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included as part of such judgment.

          b. PRIOR TO ANY CHANGE OF CONTROL. Prior to any Change of Control, in any arbitration or action at law or in equity brought by either party hereto to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such proceeding, as determined by a court or arbitrator in a final judgment or decision, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred therein by such party or parties (including without limitation such costs, expenses and reasonable fees relating to any appeals), and if such successful party or parties shall recover judgment in any such arbitration, action or proceeding, such costs, expenses and attorneys' fees shall be included as part of such judgment.

     Notwithstanding the foregoing provisions, in no event prior to a Change of Control shall the successful party or parties be entitled to recover an amount from the unsuccessful party or parties for costs, expenses and attorneys' fees that exceeds the costs, expenses and attorneys' fees incurred by the unsuccessful party in connection with the action or proceeding.

     11.  ARBITRATION

     Gametech and Executive agree with each other that any claim arising out of or relating to the interpretation of this Agreement or the breach of this Agreement or Executive's employment by Gametech, including, without limitation, any claim for compensation due, wrongful termination and any claim alleging discrimination or harassment in any form shall be resolved by binding arbitration, except for claims following a Change of Control and claims in which injunctive relief is sought and obtained. The arbitration shall be administered by the American Arbitration Association under its Commercial Arbitration Rules at the American Arbitration Association Office nearest Executive's place of employment. Notwithstanding anything contrary in the Commercial Arbitration Rules, the arbitrator shall award costs, expenses and reasonable attorney's fees to the prevailing party as provided in Section 10.b hereof. The award entered by the arbitrator shall be final and binding in all respects and judgment thereon may be entered in any court having jurisdiction.

     12.  ENTIRE AGREEMENT

     With respect to the matters specified herein, this Agreement contains the entire agreement between Gametech and Executive and supersedes all prior written agreements, understandings and commitments between Gametech and Executive. No amendments to this Agreement may be made except through a written document signed by the Executive and approved in writing by Gametech's Board.

     13.  VALIDITY

     In the event that any provision of this Agreement is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Agreement.

     14.  PARAGRAPHS AND OTHER HEADINGS

     Paragraphs and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

     15.  NOTICE

     Any notice or demand required or permitted to be given under this Agreement shall be made in writing and shall be deemed effective upon the personal delivery thereof if delivered or, if mailed, FORTY-EIGHT (48) hours after having been deposited in the United States mail, postage prepaid, and addressed, in the case of Gametech, to the attention of the Board of Directors at Gametech's then principal place of business, presently 2209 West 1st Street, Tempe, Arizona 85281 and, in the case of Executive, to 17308 200th Avenue NE, Woodenville, Washington 98072. Either party may change the address to which such notices are to be addressed to it by giving the other party notice in the manner herein set forth.

     16.  RIGHT OF EMPLOYMENT

     Nothing stated or implied by this Agreement shall prevent Gametech from terminating the Service of Executive at any time nor prevent Executive from voluntarily terminating Service at any time in accordance with the terms hereof.

     17.  WITHHOLDING TAXES AND OTHER DEDUCTIONS

     To the extent required by law, Gametech shall withhold from any payments due Executive under this Agreement any applicable federal, state or local taxes and such other deductions as are prescribed by law or Gametech policy.

     18.  APPLICABLE LAW

     This Agreement shall be interpreted and enforced under Arizona law.

     19.  PRIOR AGREEMENT.

     Executive acknowledges and agrees that as of the Effective Time the Employment Agreement between Executive and BingoTech dated as of January 1, 1997 is terminated and any and all rights of Executive to receive benefits or other payments thereunder after the Effective Time are waived.

     IN WITNESS WHEREOF, Gametech has caused this Agreement to be executed by its duly authorized representative(s) and Executive has affixed his signature as of the date first written above.

JOHN A. LARSEN                         GAMETECH INTERNATIONAL, INC.


_________________________________     By: _________________________________


                                      Title: _____________________________

                                                                    EXHIBIT G-1

                                                               February 8, 1999

                                                                 Tempe, Arizona


                             GAMETECH INTERNATIONAL, INC.

                                   PROMISSORY NOTE


     Gametech International, Inc., a Delaware corporation ("PARENT"), for value received, promises to pay to Siblings Partners, L.P. (the "HOLDER") the principal sum of Nine Hundred Forty-Three Thousand Sixty-Five Dollars ($943,065). This Promissory Note shall not accrue interest. All principal shall be payable in sixty (60) equal installments payable monthly commencing on the first monthly anniversary of the date hereof with each such monthly installment date being referred to as a "Due Date."

          Payment of principal shall be made in lawful money of the United States to the holder of this Note at Parent's principal offices or, at the option of Holder, at such other place in the United States as such Holder shall have designated to Parent in writing.

          This Note is one of a duly authorized issue of Notes (the "NOTES") of Parent issued by Parent on or about February 8, 1999 pursuant to the Stock Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of February 8, 1999, by and among Parent, Bingo Technologies Corporation and the stockholders and indemnitors named therein.

          The following is a statement of the other terms and conditions to which this Note is subject and to which the Holder, by the acceptance of this Note, agrees:

     1. PREPAYMENT. Parent shall have the right to prepay without penalty, in whole or in part, the unpaid principal due on this Note as of the date of such prepayment.

     2. EVENTS OF DEFAULT. Upon occurrence of any of the following events the Holder may declare an event of default ("EVENTS OF DEFAULT"):

               (a) Parent shall fail to pay within 15 days following a Due Date thereof any scheduled payment of principal on this Note;

               (b) there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, dissolution, liquidation, or other winding up or similar proceeding of Parent (whether or not involving insolvency or bankruptcy proceedings); or

               (c) Parent makes a general assignment for the benefit of its creditors or a receiver is appointed for substantially all the property of Company.

     3.   REMEDIES UPON EVENTS OF DEFAULT.

               (a) In the event the Holder declares an Event of Default, the Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights, and in connection with any such action or proceeding shall be entitled to receive from Parent payment of the amounts then due under this Note plus reasonable expenses of collection, including, without limitation, reasonable attorneys' fees and expenses.

               (b) If the Holder has declared an Event of Default, the Holder may also declare the principal amount then outstanding to be immediately due and payable if (i) Parent shall have failed to pay installments for three consecutive Due Dates and such default has not been cured by Parent within five business days of Holder's notice and demand for payment, or (ii) Holder has declared an Event of Default pursuant to Section 2(b) or 2(c).

               (c) Upon the declaration of an Event of Default, Parent waives presentment for payment, demand, protest, or other formalities of any kind, except only for those notice and demands provided herein.

               (d) Upon declaration of an Event of Default, thiS Note shall bear interest at a rate of 8% per annum on any amount not paid when due.

     4. AMENDMENT. Any provision of this Note may be amended or modified by written agreement of Parent and Holder. Any amendment shall be endorsed on this Note, and all future permitted Holders shall be bound thereby.

     5. PROHIBITION ON ASSIGNMENT OR PLEDGE. The Holder of this Note shall not be entitled to sell, transfer, gift, encumber or pledge this Note or any of the rights of the Holder hereunder, without the prior written consent of Parent.

     6. REPLACEMENT OF NOTE. Upon receipt by Parent or evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and of indemnity satisfactory to it, and upon reimbursement of Parent for all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, Parent will make and deliver a new Note identical in form and substance to this Note (with a notation thereon of the date to which principal has been paid) and any such lost, stolen, destroyed or mutilated Note shall thereupon become void.

     7. HOLIDAYS. If any payment of principal on this Note shall become due on a Saturday, Sunday or on a public holiday under the laws of the State of Arizona, such payment shall be made on the next succeeding business day.

     8. GOVERNING LAW. This Note is being delivered in and shall be governed and constructed in accordance with the laws of the State of Arizona, without regard to principles of conflicts of law.

     9. NOTICES. Any notice or other communication (except payment) required or permitted hereunder shall be in writing and shall be given in accordance with the provisions of Section 9.1 of the Purchase Agreement.

     10. HEADINGS. All headings and caption in this Note are for convenience only and shall be disregarded for the purpose of construing or interpreting the provisions of this Note.

     IN WITNESS WHEREOF, Parent has caused this Note to be signed in its name this 8th day of February, 1999.


                                   GAMETECH INTERNATIONAL, INC.


                                   By: ____________________________


                                   Name:  TODD MYHRE
                                        ___________________________

                                   Title: CHIEF EXECUTIVE OFFICER
                                        ___________________________

                                                                     EXHIBIT G-2

                                                                February 8, 1999

                                                                  Tempe, Arizona

                             GAMETECH INTERNATIONAL, INC.

                                   PROMISSORY NOTE



     Gametech International, Inc., a Delaware corporation ("PARENT"), for value received, promises to pay to John Larsen (the "HOLDER") the principal sum of Three Million Six Hundred Eighty-One Thousand Two Hundred Sixty-Eight ($3,681,268). This Promissory Note shall not accrue interest. All principal shall be payable in sixty (60) equal installments payable monthly commencing on the first monthly anniversary of the date hereof with each such monthly installment date being referred to as a "Due Date."

          Payment of principal shall be made in lawful money of the United States to the holder of this Note at Parent's principal offices or, at the option of Holder, at such other place in the United States as such Holder shall have designated to Parent in writing.

          This Note is one of a duly authorized issue of Notes (the "NOTES") of Parent issued by Parent on or about February 8, 1999 pursuant to the Stock Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of February 8, 1999, by and among Parent, Bingo Technologies Corporation and the stockholders and indemnitors named therein. This Note is subject to the terms and conditions of the Purchase Agreement, including without limitation, the indemnification obligations of Holder set forth in Article VII of the Purchase Agreement.

          The following is a statement of the other terms and conditions to which this Note is subject and to which the Holder, by the acceptance of this Note, agrees:

     1. PREPAYMENT. Parent shall have the right to prepay without penalty, in whole or in part, the unpaid principal due on this Note as of the date of such prepayment.

     2. EVENTS OF DEFAULT. Upon occurrence of any of the following events the Holder may declare an event of default ("EVENTS OF DEFAULT"):

               (a) Parent shall fail to pay within 15 days following a Due Date thereof any scheduled payment of principal on this Note except in the event of a proper withholding or reduction of obligations pursuant to Article VII of the Purchase Agreement;

               (b) there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, dissolution, liquidation, or other winding up or similar proceeding of Parent (whether or not involving insolvency or bankruptcy proceedings); or

               (c) Parent makes a general assignment for the benefit of its creditors or a receiver is appointed for substantially all the property of Company.

     3.   REMEDIES UPON EVENTS OF DEFAULT.

               (a) In the event the Holder declares an Event of Default, the Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights, and in connection with any such action or proceeding shall be entitled to receive from Parent payment of the amounts then due under this Note plus reasonable expenses of collection, including, without limitation, reasonable attorneys' fees and expenses.

               (b) If the Holder has declared an Event of Default, the Holder may also declare the principal amount then outstanding to be immediately due and payable if (i) Parent shall have failed to pay installments for three consecutive Due Dates and such default has not been cured by Parent within five business days of Holder's notice and demand for payment, or (ii) Holder has declared an Event of Default pursuant to Section 2(b) or 2(c).

               (c) Upon the declaration of an Event of Default, Parent waives presentment for payment, demand, protest, or other formalities of any kind, except only for those notice and demands provided herein.

               (d) Upon declaration of an Event of Default, this Note shall bear interest at a rate of 8% per annum on any amount not paid when due.

               (e) Nothing contained herein shall prejudice Holder's right to assert an Event of Default in the event payments are withheld.

     4. AMENDMENT. Any provision of this Note may be amended or modified by written agreement of Parent and Holder. Any amendment shall be endorsed on this Note, and all future permitted Holders shall be bound thereby.

     5. PROHIBITION ON ASSIGNMENT OR PLEDGE. The Holder of this Note shall not be entitled to sell, transfer, gift, encumber or pledge this Note or any of the rights of the Holder hereunder, without the prior written consent of Parent.

     6. REPLACEMENT OF NOTE. Upon receipt by Parent or evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and of indemnity satisfactory to it, and upon reimbursement of Parent for all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, Parent will make and deliver a new Note identical in form and substance to this Note (with a notation thereon of the date to which principal has been paid) and any such lost, stolen, destroyed or mutilated
Note shall thereupon become void.

     7. HOLIDAYS. If any payment of principal on this Note shall become due on a Saturday, Sunday or on a public holiday under the laws of the State of Arizona, such payment shall be made on the next succeeding business day.

     8. GOVERNING LAW. This Note is being delivered in and shall be governed and constructed in accordance with the laws of the State of Arizona, without regard to principles of conflicts of law.

     9. NOTICES. Any notice or other communication (except payment) required or permitted hereunder shall be in writing and shall be given in accordance with the provisions of Section 9.1 of the Purchase Agreement.

     10. HEADINGS. All headings and caption in this Note are for convenience only and shall be disregarded for the purpose of construing or interpreting the provisions of this Note.

     IN WITNESS WHEREOF, Parent has caused this Note to be signed in its name this 8th day of February, 1999.


                                   GAMETECH INTERNATIONAL, INC.


                                   By: ____________________________


                                   Name:  TODD MYHRE
                                       ____________________________

                                   Title: CHIEF EXECUTIVE OFFICER
                                       ____________________________